Exhibit 10.1

Lease Agreement
(NNN)
Basic Lease Information

Lease Date:	November 6, 2006

Landlord:	FSP Montague Business Center Corp.,
a Delaware corporation

Landlord’s Address:	c/o Franklin Street Properties
401 Edgewater Place, Suite 200
Wakefield, MA 01880

Tenant:	Techwell, Inc.,
a Delaware corporation

Tenant’s Address:	408 East Plumeria Drive
San Jose, California 95134-1912

Premises:	Approximately 27,908 rentable square feet as shown on Exhibit A

Premises Address:	408 East Plumeria Drive, San Jose, California

	Building A:	Approximately 54,484 rentable square feet
	Lot:	APN
	Montague Business Center (“Park”):	Approximately 145,951 rentable square feet

Term:	January 1, 2007 (“Commencement Date”) through
December 31, 2011 (“Expiration Date”)

Base Rent (¶3):	Twenty-Two Thousand Seven Hundred Forty-Five and 02/100 Dollars ($22,745.02) per month

Adjustments to Base Rent:	On each anniversary of the Commencement Date, Base Rent shall increase by four percent (4%) over the Base Rent in effect for the immediately preceding year.

Advance Rent (¶3):	Twenty-Two Thousand Seven Hundred Forty-Five and 02/100 Dollars ($22,745.02)

Security Deposit (¶4):	Twenty-Two Thousand Seven Hundred Forty-Five and 02/100 Dollars ($22,745.02)

Tenant’s Share of Operating Expenses (¶6.1):	19.12% of the Park, 51.22% of the Building
Tenant’s Share of Tax Expenses (¶6.2):	19.12% of the Park, 51.22% of the Building
Tenant’s Share of Common Area Utility Costs (¶7.2):	19.12% of the Park, 51.22% of the Building
Tenant’s Share of Utility Expenses (¶7.1):	19.12% of the Park, 51.22% of the Building

Permitted Uses (¶9):

Engineering, warehousing, research and development, repair of electronic equipment and administrative offices ancillary thereto, but only to the extent permitted by the City of San Jose and all agencies and governmental authorities having jurisdiction thereof.

Parking Spaces:	19.12% of the non-exclusive and non-designated spaces located at the Project

Broker (¶33):	Wayne Mascia Associates for Tenant
Freestone Properties for Landlord

Exhibits:	Exhibit A -	Premises, Building, Lot and/or Park
	Exhibit B -	Tenant Improvements
	Exhibit C -	Rules and Regulations
	Exhibit D -	Tenant Improvement Work by Landlord
	Exhibit E -	Tenant’s Initial Hazardous Materials Disclosure Certificate
	Exhibit F -	Intentionally Omitted

Addenda:	Addendum 1 -	Right of First Offer
	Addendum 2 -	Option to Extend

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ii

NNN Tenant Improvements
Lease Agreement

The Basic Lease Information and this Lease are, and shall be construed as, a single instrument.

1.             Premises

Landlord leases the Premises to Tenant upon the terms and conditions contained herein.  Tenant shall have the right to use, on a non-exclusive basis, parking areas and ancillary facilities located within the Common Areas of the Project, subject to the terms of this Lease.  For purposes of this Lease, (i) as of the Lease Date, the rentable square footage area of each of the Premises, the Building and the Park shall be deemed to be the number of rentable square feet as set forth in the Basic Lease Information, (ii) the rentable square footage of the Premises may include a proportionate share of certain areas used in common by all occupants of the Building and/or the Park (for example corridors, common restrooms, an electrical room or telephone room) and (iii) the number of rentable square feet of any of the Building and the Park may subsequently change after the Lease Date commensurate with any physical modifications to any of the foregoing by Landlord, and Tenant’s Share shall accordingly change.  The term “Project” means and collectively refers to the Building, Common Areas, Lot and Park.

2.             Occupancy

Landlord and Tenant hereby acknowledge that, pursuant to the terms of that certain Agreement of Sublease dated as of August 1, 2004 (the “Sublease”), by and between Tenant, as sublessee, and Novellus Systems, Inc., as sublessor, Tenant currently occupies the Premises.  On the Commencement Date, Landlord shall deliver the Premises to Tenant in accordance with the terms of this Lease.  Tenant covenants that, on the Commencement Date, the Sublease shall have terminated and be of no further force or effect.

3.             Rent

On the date that Tenant executes this Lease, Tenant shall deliver to Landlord the original executed Lease, the Advance Rent (which shall be applied against Rent payable for the first month(s) Tenant is required to pay Rent), the Security Deposit, and all insurance certificates required to be delivered under Section 12 and Exhibit B of this Lease.  Tenant agrees to pay Landlord without prior notice or demand, abatement, offset, deduction or claim, in advance at Landlord’s Address, on the Commencement Date and thereafter on the first (1st) day of each month throughout the Term (i) Base Rent and (ii) as Additional Rent, Tenant’s Share of Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses.  The term “Rent” means the aggregate of all these amounts.  If Landlord permits Tenant to occupy the Premises without requiring Tenant to pay rental payments for a period of time, the waiver of the requirement to pay rental payments shall only apply to the waiver of Base Rent.  If any rental payment date (including the Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one (1) month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which the fractional month occurs.  All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated in the same manner.  To the extent not already paid as part of the Advance Rent any prorated Rent shall be paid on the Commencement Date, and any prorated Rent for the final calendar month shall be paid on the first day of the calendar month in which the date of expiration or termination occurs.

4.             Security Deposit

Simultaneously with Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord, as a Security Deposit for the faithful performance by Tenant of its obligations under this Lease, the amount specified in the Basic Lease Information.  If Tenant is in Default hereunder beyond any applicable notice and cure periods, Landlord may, but without obligation to do so, use all or any portion of the Security Deposit to cure the Default or to compensate Landlord for all damages sustained by Landlord in connection therewith.  Tenant shall, immediately on demand, pay to Landlord a sum equal to the portion of the Security Deposit so applied or used to replenish the amount of the Security Deposit held to increase such deposit to the amount initially deposited with Landlord.  At the expiration or earlier termination of this Lease, within the time period(s) prescribed by California Civil Code Section 1950.7 (or any successor law), Landlord shall return the Security Deposit to Tenant, less such amounts as are reasonably necessary, as determined by Landlord, to remedy Tenant’s Default(s) hereunder or to otherwise restore the Premises to a clean and safe condition, reasonable wear and tear excepted.  If the cost to restore the Premises exceeds the amount of the Security Deposit, Tenant shall promptly deliver to Landlord any and all of such excess sums.  Landlord shall not be required to segregate the Security Deposit from other funds, and, unless required by law, interest shall not be paid on the Security Deposit.  Tenant shall not have any use of, or right of offset against, the Security Deposit.

5.             Condition of Premises; Tenant Improvements

Tenant agrees (i) to accept the Premises on the Commencement Date (and by taking possession of the Premises, Tenant shall conclusively be deemed to have accepted and inspected the Premises) as then being suitable for Tenant’s intended use and in good operating order, condition and repair in its then existing “AS IS” condition, except as otherwise set forth in Exhibit B hereto, (ii) that neither Landlord nor any of Landlord’s agents, representatives or employees has made any representations, express or implied, as to the suitability, habitability, merchantability, fitness, quality or condition of the Premises for the conduct of Tenant’s business or for any other purpose, including without limitation, any storage incidental thereto, except as expressly set forth herein, and (iii) the Premises, Building and Park fully comply with any of Landlord’s covenants and obligations hereunder.  Landlord hereby represents and warrants to Tenant that for the period commencing on the Commencement Date through and including the date that is six (6) months after the Commencement Date, the Building roof and the heating, ventilation and air conditioning systems shall be in good working order.  The Tenant Improvements (defined in Exhibit B) shall be installed in accordance with the terms and provisions of Exhibit B.  Tenant hereby waives, to the extent permitted by law, any claim or cause of action based upon any warranties, either express or implied, as to habitability, merchantability, suitability, quality, condition or fitness for any particular purpose with regard to the Premises, the Building or the Park.  Tenant represents and warrants to Landlord that Tenant has had an opportunity to measure the actual dimensions of the Premises and agrees to the square footage calculations set forth in this Lease for all purposes.

6.             Additional Rent

Landlord and Tenant intend that this Lease be a “triple net lease.”  The costs and expenses described in this Section 6 and all other sums, charges, costs and expenses specified in this Lease other than Base Rent are to be paid by Tenant to Landlord as additional rent (collectively, “Additional Rent”).

6.1          Operating Expenses:

6.1.1       Definition of Operating Expenses:  Tenant shall pay to Landlord Tenant’s Share of all Operating Expenses as Additional Rent.  The term “Operating Expenses” means the total amounts paid or payable by Landlord in connection with the ownership, management, maintenance, repair and operation of the Premises and Project. The term “Common Areas” means all areas and facilities within the Project exclusive of the Premises and other portions of the Project leasable exclusively to other tenants.  The Common Areas include, but are not limited to, interior lobbies, mezzanines, parking areas, access and perimeter roads, sidewalks, rail spurs (if any), and landscaped areas.  Operating Expenses may include, but are not limited to, Landlord’s cost of: (i) repairs to, and maintenance of, the roof (excluding structural portions thereof) and roof membrane, and the non-structural elements of the perimeter exterior walls of the Building; (ii) maintaining the Common Areas of the Project; (iii) annual insurance premium(s) for any and all insurance Landlord elects to obtain, including without limitation, “all risk” or “special purpose” coverage, earthquake and flood for the Project, rental value insurance, and subject to Section 25 below, any deductible; (iv) (a) modifications, alterations and/or  improvements to any portion of the Project occasioned by any rules, laws or regulations effective subsequent to the Lease Date; (b) reasonably necessary replacements to any portion of the Project after the Commencement Date; and (c) alterations or improvements to the Project that are intended to reduce operating costs or improve life/safety conditions, all of the foregoing as reasonably determined by Landlord; provided, if such costs are of a capital nature, then such costs or allocable portions thereof shall be amortized on a straight-line basis over the estimated useful life of the capital item or fifteen (15) years whichever is shorter, as reasonably determined by Landlord, together with reasonable interest on the unamortized balance; (v) the management and administration of the Project, including, without limitation, a property management fee no greater than three percent (3%) of the Rent due hereunder, accounting, auditing, billing, postage, and legal and accounting costs and all fees, licenses and permits related to the ownership, operation and management of the Project; (vi) preventative maintenance and repair contracts including, but not limited to, contracts for elevator systems (if any), heating, ventilation and air conditioning systems and lifts for disabled persons; (vii) security and fire protection services for any portion of the Project, if and to the extent, in Landlord’s sole discretion, such services are provided; (viii) the creation and modification of any licenses, easements or other similar undertakings with respect to the Project; (ix) supplies, materials, equipment, rental equipment and other similar items used in the operation and/or maintenance of the Project and any reasonable reserves established for replacement or repair of any Common Area improvements or equipment; (x) any and all levies, charges, fees and/or assessments payable to any applicable owner’s association or similar body; (xi) any barrier removal work or other required improvements, alterations or work to any portion of the Project generally required under the ADA (defined below) (the “ADA Work”); provided, if such ADA Work is required under the ADA due to Tenant’s use of the Premises or any Alteration (defined below) made to the Premises by or on behalf of Tenant, then the cost of such ADA Work shall be borne solely by Tenant and shall not be included as part of the Operating Expenses; and (xii) the repairs and maintenance items set forth in Section 11.2 below.  Landlord shall have the right, from time to time, to equitably allocate and prorate some or all of the Operating Expenses among different tenants and/or different buildings of the Project and/or on a building by building basis (the “Cost Pools”).  In such event, Tenant’s Share shall be commensurately revised to reflect any such increases or decreases.

6.1.2       Operating Expense Exclusions:  The term “Operating Expenses” shall not include:  (i) costs (including permit, license, and inspection fees) incurred in renovating, improving or decorating vacant space or space for other tenants within the Project; (ii) costs incurred because Landlord or another tenant actually violated the terms and conditions of any lease within the Project; (iii) legal and auditing fees (other than those fees reasonably incurred in connection with the maintenance and operation of any portion the Project), leasing commissions, advertising expenses, and other costs incurred in connection with the original leasing of the Project or future re-leasing of any portion of the Project; (iv) depreciation of the Building or any other improvements situated within the Project; (v) any items for which Landlord is actually reimbursed; (vi) costs of repairs or other work necessitated by casualty (excluding any deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain to the extent insurance proceeds or a condemnation award, as applicable, is actually received by Landlord for such purposes; provided, such costs of repairs or other work shall be paid by the parties in accordance with the provisions of Sections 25 and 26, below; (vii) other than any interest charges for capital improvements or alterations referred to in Section 6.1.1(iv) hereinabove, any interest or payments on any financing for the Building or the Project, interest and penalties incurred as a result of Landlord’s late payment of any invoice (provided that Tenant pays Tenant’s Share of Operating Expenses and Tax Expenses to Landlord when due as set forth herein), and any bad debt loss, rent loss or reserves for same; (viii) costs associated with the investigation and/or remediation of Hazardous Materials (hereafter defined) present in, on or about any portion of the Project, unless such costs and expenses are the responsibility of Tenant as provided in Section 27 hereof, in which event such costs and expenses shall be paid solely by Tenant in accordance with Section 27 hereof; (ix) Landlord’s cost for the repairs and maintenance items set forth in Section 11.3; (x) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; or any costs included in Operating Expenses representing an amount paid to any entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (xi) any payments under a ground lease or master lease; (xii) any ADA Work required under the ADA due to another tenant’s specific use of their premises or any alterations made by Landlord or other tenants in other leasable space at the Project (but not to any Common Area); (xiii) salaries of any executive employees of Landlord; and (xiv) costs related to the initial Tenant Improvement work to be performed by Landlord and set forth on Exhibit D (but not the repair or replacement of any such improvements).

6.2          Tax Expenses:  Tenant shall pay to Landlord Tenant’s Share of all Tax Expenses applicable to the Project.  Prior to delinquency, Tenant shall pay any and all taxes and assessments levied upon Tenant’s Property (defined below in Section 10) located or installed in or about the Premises by, or on behalf of Tenant.  To the extent any such taxes or assessments are not separately assessed or billed to Tenant, then Tenant shall pay the amount thereof as invoiced by Landlord.  Tenant shall also reimburse and pay Landlord, as Additional Rent, within ten (10) days after demand therefor, one hundred percent (100%) of (i) any increase in real property taxes attributable to any and all Alterations (defined below in Section 10), Tenant Improvements, fixtures, equipment or other improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant, and (ii) taxes and assessments levied or assessed upon or with respect to the possession, operation, use or occupancy by Tenant of the Premises or any other portion of the Project.  “Tax Expenses” means, without limitation, any form of tax and assessment (general, special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license fees, license tax, business license fee, rental tax, transaction tax or levy imposed by any authority having the direct or indirect power of tax (including any governmental, school, agricultural, lighting or other improvement district) as against any legal or equitable interest of Landlord in the Premises or Project or any other tax, fee, or excise, however described, including, but not limited to, any tax imposed in substitution (partially or totally) of any tax previously included within the definition of Tax Expenses.  “Tax Expenses” shall not include (a) any franchise, estate, inheritance, net income, or excess profits tax imposed upon Landlord, (b) any penalty or fee imposed solely as a result of Landlord’s failure to pay Tax Expenses when due, and (c) any items included as Operating Expenses.

6.3          Payment of Expenses:  Landlord shall estimate Tenant’s Share of the Operating Expenses and Tax Expenses for the calendar year in which the Lease commences.  Commencing on the Commencement Date, one-twelfth (1/12th) of this estimated amount shall be paid by Tenant to Landlord, as Additional Rent, and thereafter on the first (1st) day of each month throughout the remaining months of such calendar year.  Thereafter, Landlord may estimate such expenses for each calendar year during the Term of this Lease and Tenant shall pay one-twelfth (1/12th) of such estimated amount as Additional Rent on the first (1st) day of each month throughout the Term.  Tenant’s obligation to pay Tenant’s Share of Operating Expenses and Tax Expenses shall survive the expiration or earlier termination of this Lease.

6.4          Annual Reconciliation:  By June 30th of each calendar year, Landlord shall furnish Tenant with an accounting of actual and accrued Operating Expenses and Tax Expenses for the immediately preceding calendar year (“Statement”); provided, failure by Landlord to give such Statement by such date shall not constitute a waiver by Landlord of its right to collect any underpayment by Tenant at any time.  Within thirty (30) days of Landlord’s delivery of such Statement, Tenant shall pay to Landlord the amount of any underpayment.  Landlord shall credit the amount of any overpayment by Tenant toward the next estimated monthly installment(s) of Additional Rent falling due, or if the Term of the Lease has expired, refund the amount of overpayment to Tenant as soon as possible thereafter.  If the Term of the Lease expires prior to the annual reconciliation of expenses Landlord shall have the right to reasonably estimate Tenant’s Share of such expenses, and deduct any underpayment from Tenant’s Security Deposit.  Failure by Landlord to accurately estimate Tenant’s Share of such expenses or to otherwise perform such reconciliation shall not constitute a waiver of

Landlord’s right to collect any underpayment at any time during the Term or after the expiration or earlier termination of this Lease.

6.5          Dispute; Audit:

6.5.1       Dispute:  If there exists any dispute as to the calculation of Tenant’s Share of Operating Expenses (a “Dispute”), neither the events, errors, acts or omissions giving rise to the Dispute shall constitute a breach or default by Landlord nor shall Landlord be liable to Tenant, except as specifically provided below.  If there is a Dispute, Tenant shall so notify Landlord in writing within forty-five (45) days after receipt of the Statement.  Such notice shall specify the items in Dispute.  Notwithstanding the existence of a Dispute, Tenant shall timely pay the amount in dispute as and when required under this Lease, provided such payment shall be without prejudice to Tenant’s position.  Upon receipt of such payment, Landlord shall thereafter provide Tenant with such supplementary information regarding the items in Dispute as may be reasonably requested by Tenant in an effort to resolve such Dispute; provided, however, that Landlord shall not be required to provide any supplementary information to Tenant unless all sums shown to be due by Tenant on the Statement are paid in full.  If Landlord and Tenant are unable to resolve such Dispute within thirty (30) days after Landlord has provided such supplementary information, such Dispute shall be referred to a mutually satisfactory third party certified public accountant for final resolution, subject to the audit rights of Tenant contained in Section 6.5.2.  The cost of such certified public accountant shall be paid by the party found to be least accurate (in terms of dollars in dispute).  If a Dispute is resolved in favor of Tenant, Landlord shall, within thirty (30) days thereafter, refund any overpayment to Tenant, together with interest from the time of such overpayment at ten percent (10%) per annum.  The determination of such certified public accountant shall be final and binding, subject to the audit rights of Tenant contained in Section 6.5.2, and final settlement shall be made within thirty (30) days after receipt of such accountant’s decision.  If Tenant fails to dispute the calculation of Tenant’s Share of Operating Expenses in accordance with the procedures and within the time periods specified in this Section 6.5.1, or request an audit of the Operating Expenses in accordance with the procedures and within the time periods specified in Section 6.5.2, the Statement shall be considered final and binding for the calendar year in question.

6.5.2       Audit:  Tenant, at Tenant’s expense, shall have the right, no more frequently than once per calendar year, following thirty (30) days’ prior written notice (such written notice to be given within thirty (30) days following Tenant’s receipt of Landlord’s Statement delivered in accordance with Section 6.4) to Landlord, to audit Landlord’s books and records relating to Operating Expenses for the immediately preceding calendar year only; provided that such audit must be concluded within sixty (60) days after Tenant’s receipt of Landlord’s Statement for the year to which such audit relates; and provided further that the conduct of such audit must not unreasonably interfere with the conduct of Landlord’s business.  Without limitation upon the foregoing, Tenant’s right to audit Landlord’s books and records shall be subject to the following conditions:  (i) such audit shall be conducted during normal business hours and at the location where Landlord maintains its books and records; (ii)  Tenant shall deliver to Landlord a copy of the results of such audit within five (5) days after its receipt by Tenant; (iii)  no audit shall be permitted if Tenant in is Default under this Lease, including any failure by Tenant to pay an amount in Dispute; (iv)  provided such audit does not result in a credit or refund for overpaid Operating Expenses Tenant shall reimburse Landlord within ten (10) days following written demand for the cost of all copies requested by Tenant’s auditor; (v)  such audit must be conducted by an independent, nationally-recognized accounting firm or a local accounting firm reasonably acceptable to Landlord that is not being compensated by Tenant on a contingency fee basis and which has agreed with Landlord in writing to keep the results of such audit confidential on terms and conditions acceptable to Landlord; (vi)  no subtenant shall have the right to audit; (vii)  if, for any calendar year, an assignee of Tenant (as permitted by this Lease) has audited or given notice of an audit, Tenant will be prohibited from auditing such calendar year, unless in the case of an audit having been noticed but not yet performed by such assignee, the assignee withdraws its audit notice, and, similarly, if Tenant has audited such calendar year or given such notice, the foregoing restrictions of this Section 6.5.2 (vii) will apply to the assignee’s right to audit; and (viii)  any assignee’s audit right will be limited to the period after the effective date of the assignment.

6.5.3       Adjustment:  Unless Landlord in good faith disputes the results of such audit, an appropriate adjustment shall be made between Landlord and Tenant to reflect any overpayment or underpayment of Tenant’s Share of Operating Expenses within thirty (30) days after delivery of such audit to Landlord.  In the event of an overpayment by Tenant, within thirty (30) days following the delivery of such audit, Landlord shall, if a Default exists hereunder, make a cash payment to Tenant in the amount of such overpayment, or, if a Default exists hereunder, credit such overpayment against delinquent Rent and make a cash payment to Tenant for the balance.  In the event Landlord in good faith disputes the results of any such audit, the parties shall in good faith attempt to resolve any disputed items.  If Landlord and Tenant are able to resolve such dispute, final settlement shall be made within thirty (30) days after resolution of the dispute.  If the parties are unable to resolve any such dispute, any sum on which there is no longer dispute shall be paid and any remaining disputed items shall be referred to a mutually satisfactory third party certified public accountant for final resolution.  The cost of such certified public accountant shall be paid by the party found to be least accurate (in terms of dollars in dispute).  The determination of such certified public accountant shall be final and binding and final settlement shall be made within thirty (30) days after receipt of such accountant’s decision.

7.             Utilities and Services

Tenant shall pay the cost of all (i) water, sewer use, sewer discharge fees and sewer connection fees, gas, electricity, telephone, telecommunications, cabling and other utilities billed or metered separately to the Premises and (ii) refuse pickup and janitorial service to the Premises.

7.1          Utility Expenses:  Tenant shall pay to Landlord Tenant’s Share of any utility fees, use charges, or similar services provided to any portion of the Project that are not billed or metered separately to Tenant or another tenant (collectively, “Utility Expenses”).  If Landlord reasonably determines that Tenant’s Share of Utility Expenses is not commensurate with Tenant’s use of such services, Tenant shall pay to Landlord the amount which is attributable to Tenant’s use of the utilities or similar services, as reasonably estimated and determined by Landlord, based upon factors such as size of the Premises and intensity of use of such utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant’s use of such utilities and similar services.  Tenant shall also pay Tenant’s Share of any assessments, charges and fees included within any tax bill for the Lot on which the Premises are situated, including without limitation, entitlement fees, allocation unit fees and sewer use fees.

7.2          Common Area Utility Costs:  Tenant shall pay to Landlord Tenant’s Share of any Common Area utility fees, charges and expenses (collectively, “Common Area Utility Costs”).  Tenant shall pay to Landlord, as Additional Rent, one-twelfth (1/12th) of the estimated annual amount of Tenant’s Share of the Common Area Utility Costs on the Commencement Date and thereafter on the first (1st) day of each month throughout the Term.  Any reconciliation thereof shall be substantially in the same manner as set forth in Section 6.4 above.

7.3          Miscellaneous:  Tenant acknowledges that the Premises may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof.  Tenant agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as may be imposed upon Landlord, Tenant, the Premises, or other portions of the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions.

8.             Late Charges

The sums and charges set forth in this Section 8 shall be “Additional Rent”.  Tenant acknowledges that late payment (the second (2nd) day of each month or any time thereafter) of Rent and all other sums due hereunder, will cause Landlord to incur costs not contemplated by this Lease.  Such costs may include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by any encumbrance against the Premises, and late charges and penalties due to the late payment of real property taxes on the Premises.  Therefore, if any installment of Rent or any other sum payable by Tenant is not received by Landlord when due, Tenant shall promptly pay to Landlord a late charge, as liquidated damages, in an amount equal to ten percent (10%) of such delinquent amount plus interest thereon at ten percent (10%) per annum for every month or portion thereof that such sums remain unpaid.  Notwithstanding the foregoing, Landlord waives the late charge for the first two (2) instances during the Term in which Tenant fails to timely pay Rent.  If Tenant delivers to Landlord two (2) checks for which there are not sufficient funds, Landlord may require Tenant to replace such check with a cashier’s check for the amount of such check and all other charges payable hereunder.  The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant, excluding attorneys’ fees and costs.  Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant’s Default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other Default of Tenant under this Lease.

9.             Use of Premises

9.1          Compliance with Laws, Recorded Matters, and Rules and Regulations:  The Premises shall be used solely for the permitted uses specified in the Basic Lease Information and for no other uses without Landlord’s prior written consent.  Landlord’s consent shall not be unreasonably withheld or delayed so long as the proposed change in use (i) does not involve the use of Hazardous Materials other than as expressly permitted under the provisions of Section 27 below, (ii) does not require any additional parking spaces, and (iii) is compatible and consistent with the other uses then being made in the Project, as reasonably determined by Landlord.  The use of the Premises by Tenant and its employees, representatives, agents, invitees, licensees, subtenants, customers or contractors (collectively, “Tenant’s Representatives”) shall be subject to, and at all times in compliance with, (a) any and all applicable laws, rules, codes, ordinances, statutes, orders and regulations as same exist from time to time throughout the Term (collectively, the “Laws”), including without limitation, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, all regulations and guidelines related thereto and all requirements of Title 24 of the State of California (collectively, the “ADA”), (b) any and all instruments, licenses, restrictions, easements or similar instruments, conveyances or encumbrances which are at any time required to be made by or given by Landlord relating to the initial development of the Project and/or the construction, from time to time, of any additional improvements in the Project, including without limitation, any Tenant Improvements (collectively, “Development Documents”), (c) any and all documents, easements, covenants, conditions and restrictions, and similar instruments, together with any and all amendments and supplements thereto made, from time to time, each of which has been or hereafter is recorded in any official or public records with respect to the Premises or any other portion of the Project (collectively, “Recorded Matters”), and (d) any and all rules and regulations set forth in Exhibit C hereto, any other reasonable rules and regulations now or hereafter promulgated by Landlord, and any rules, restrictions and/or regulations imposed by any applicable owners association or similar entity (collectively, “Rules and Regulations”).  Landlord reserves to itself the right, from time to time, to grant, without the consent of Tenant, such easements, rights and dedications that Landlord deems reasonably necessary, and to cause the recordation of parcel or subdivision maps and/or restrictions, so long as such easements, rights, dedications, maps and restrictions, as applicable, do not materially and adversely interfere with Tenant’s operations in the Premises.  Tenant agrees to sign promptly any documents reasonably requested by Landlord to effectuate any such easements, rights, dedications, maps or restrictions.  Tenant agrees to, and does hereby, assume full and complete responsibility (x) to ensure that the Premises, including without limitation, the Tenant Improvements, are in compliance with all applicable Laws throughout the Term and (y) subject to Exhibit B, for the payment of all costs, fees and expenses associated with any modifications, improvements or other Alterations to the Premises and/or any other portion of the Project occasioned by the enactment of, or changes to, any Laws arising from Tenant’s particular use of the Premises or Alterations or other improvements made to the Premises regardless of when such Laws became effective.  Tenant shall have no right to initiate, submit an application for, or otherwise request, any land use approvals or entitlements with respect to the Premises or any other portion of the Project.

9.2          Prohibition on Use:  Tenant shall not use the Premises or permit anything to be done in or about the Premises nor keep or bring anything therein which will increase the existing rate of or affect any policy of insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy.  No auctions may be conducted in, on or about any portion of the Premises or the Project without Landlord’s prior written consent thereto.  Tenant shall not do or permit anything to be done in or about the Premises which will obstruct or interfere with the rights of Landlord or other tenants or occupants of any portion of the Project.  The Premises shall not be used for any unlawful purpose.  Tenant shall not cause, maintain or permit any private or public nuisance in, on or about any portion of the Premises or the Project, including, but not limited to, any offensive odors, noises, fumes or vibrations.  Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Premises or any other portion of the Project.  Tenant shall not place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies or personal property outside of the Premises.  With the exception of any service animals assisting the disabled, Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises.  Subject to Section 35 below, Tenant shall neither install any radio or television antenna, satellite dish, microwave or other device on the roof or exterior walls of the Building or any other portion of the Project nor make any penetrations of or to the roof of the Building without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion.  Tenant shall not interfere with radio, telecommunication, or television broadcasting or reception from or in the Building or elsewhere.  Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or which may damage the Building or outside areas within the Project.

10.          Alterations; and Surrender of Premises

10.1        Alterations: Tenant shall be permitted to make, at its sole cost and expense, non-structural alterations and additions to the interior of the Premises without obtaining Landlord’s prior written consent, provided said alterations are not part of Tenant’s Wi-Fi Network (defined hereinbelow), do not affect the Building systems and the cost of such alterations does not exceed Two Thousand Dollars ($2,000.00) each job and Ten Thousand Dollars ($10,000.00) cumulatively each calendar year (the “Permitted Improvements”).  Tenant, however, shall first notify Landlord of such Permitted Improvements so that Landlord may post a Notice of Non-Responsibility on the Premises.  Except for the Permitted Improvements, Tenant shall neither install any signs, fixtures or improvements, nor make or permit any other alterations or additions (individually, an “Alteration”, and collectively, “Alterations”) to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld so long as any such Alteration does not affect the Building systems, structural integrity or structural components of the Premises or Building.  If any such Alteration is expressly permitted by Landlord, Tenant shall deliver at least ten (10) days prior written notice to Landlord, from the date Tenant commences construction, sufficient to enable Landlord to post and record a Notice of Non-Responsibility.  Tenant shall obtain all necessary permits or other governmental approvals prior to commencing any work and deliver a copy of same to Landlord.  All Alterations shall be (i) at Tenant’s sole cost and expense in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, and shall be installed by a licensed, insured (and bonded, at Landlord’s option) contractor (reasonably approved by Landlord) in compliance with all applicable Laws, Development Documents, Recorded Matters, and Rules and Regulations and (ii) performed in a good and workmanlike manner and so as not to obstruct access to any portion of the

Project or any business of Landlord or any other tenant.  Landlord’s approval of any plans, specifications or working drawings for Tenant’s Alterations shall neither create nor impose any responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with any Laws.  As Additional Rent, Tenant shall reimburse Landlord, within ten (10) days after demand, for actual legal, engineering, architectural, planning and other expenses incurred by Landlord in connection with Tenant’s Alterations, plus Tenant shall pay to Landlord a fee equal to five percent (5%) of the total cost of the Alterations.  If Tenant makes any Alterations, Tenant shall carry “Builder’s All Risk” insurance, in an amount approved by Landlord and such other insurance as Landlord may require.  All such Alterations shall be insured by Tenant in accordance with Section 12 of this Lease immediately upon completion.  Tenant shall keep the Premises and the Lot on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant.  Tenant shall, prior to commencing any Alterations, (a) cause its contractor(s) and/or major subcontractor(s) to provide insurance as reasonably required by Landlord, and (b) provide such assurances to Landlord, including without limitation, waivers of lien, surety company performance bonds as Landlord shall require to assure payment of the costs thereof to protect Landlord and the Project from and against any mechanic’s, materialmen’s or other liens.

10.1.1     Wi-Fi Network:  Without limiting the generality of the foregoing, in the event Tenant desires to install wireless intranet, Internet and communications network (“Wi-Fi Network”) in the Premises for the use by Tenant and its employees, then the same shall be subject to the provisions of this Section 10.1.1 (in addition to the other provisions of this Section 10).  In the event Landlord consents to Tenant’s installation of such Wi-Fi Network, Tenant shall, in accordance with Section 10.2 below, remove the Wi-Fi Network from the Premises prior to the termination of the Lease.  Tenant shall use the Wi-Fi Network so as not to cause any interference to other tenants in the Building or to other tenants at the Park or with any other tenant’s communication equipment, and not to damage the Building or Park or interfere with the normal operation of the Building or Park and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including reasonable attorneys’ fees) arising out of Tenant’s failure to comply with the provisions of this Section 10.1.1, except to the extent same is caused by the gross negligence or willful misconduct of Landlord and which is not covered by the insurance carried by Tenant under this Lease (or which would not be covered by the insurance required to be carried by Tenant under this Lease).  Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible and no later than three (3) calendar days following such occurrence to correct such interference.  If such interference continues after such three (3) day period, Tenant shall immediately cease operating such Wi-Fi Network until such interference is corrected or remedied to Landlord’s satisfaction.  Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the Building and to telecommunication service providers and in no event shall Landlord be liable to Tenant for any interference of the same with such Wi-Fi Network.  Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance.  Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Wi-Fi Network and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network.  Should Landlord be required to retain professionals to research any interference issues that may arise and to confirm Tenant’s compliance with the terms of this Section 10.1.1, Landlord shall retain such professionals at commercially reasonable rates, and Tenant shall reimburse Landlord within twenty (20) days following submission to Tenant of an invoice from Landlord, which costs shall not exceed $1,000 per year.  This reimbursement obligation is independent of any rights or remedies Landlord may have in the event of a Default by Tenant under this Lease.

10.2        Surrender of Premises:  At the expiration of the Term or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (damage by acts of God, casualty, and ordinary wear and tear excepted), but with all interior walls cleaned, any carpets cleaned, all floors cleaned and waxed, all non-working light bulbs and ballasts replaced and all roll-up doors and plumbing fixtures in good condition and working order, and (b) in accordance with Section 27 hereof.  The term “ordinary wear and tear” shall not include any damage or deterioration that could have been prevented by Tenant’s employment of ordinary prudence, care and diligence in the occupancy and use of the Premises and the performance of all of its obligations under this Lease.  Items not considered ordinary wear and tear hereunder include the following for which Tenant shall bear the obligation for repair and restoration: (i) excessively soiled, stained, worn or marked surfaces or finishes; (ii) damage, including holes in building surfaces (e.g., cabinets, doors, walls, ceilings and floors) caused by the installation or removal of Tenant’s trade fixtures, furnishings, decorations, equipment, alterations, utility installations, security systems, communication systems (including cabling, wiring and conduits), displays and signs; (iii) damage to any component, fixture, hardware, system or component part thereof within the Premises, and any such damage to the Building caused by Tenant or its agents, contractors or employees, to the extent not recovered by Landlord from insurance proceeds.  On or before the expiration or earlier termination of this Lease, Tenant shall remove at its sole cost and expense (A) all of Tenant’s Property (defined below), (B) Tenant’s signage from the Premises and other portions of the Project, and (C) any Alterations; provided, except with respect to Cabling (the removal of which is described below) Landlord may, by notice to Tenant given at the time that Tenant requests Landlord’s consent to an Alteration, permit Tenant to leave such Alteration in the Premises upon the expiration or earlier termination of the Lease.  Tenant shall repair any damage caused by all of such removal activities.  “Tenant’s Property” means all equipment, trade fixtures, furnishings, all telephone, data, and other cabling and wiring (including any cabling and wiring associated with the Wi-Fi Network, if any) installed or caused to be installed by Tenant (including any cabling and wiring, installed above the ceiling of the Premises or below the floor of the Premises), inventories, goods and personal property of Tenant.  Any of Tenant’s Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided, however, Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. Landlord may elect to take responsibility to remove any such wiring or cabling installed above the ceiling or beneath the floors of the Premises, in which case Tenant shall pay Landlord for the actual cost incurred by Landlord therefor, (together with a five percent (5%) supervision/administration fee) within thirty (30) days after being billed for the same.  Notwithstanding anything to the contrary contained herein, Tenant shall prior to the expiration of this Lease, at Tenant’s expense and in compliance with the National Electric Code and other applicable Laws, remove all electronic, fiber, phone and data cabling and related equipment that has been installed by or for the benefit of Tenant in or around the Premises (collectively, the “Cabling”); provided, however, Tenant shall not remove such Cabling if Tenant receives a written notice from Landlord at least fifteen (15) days prior to the expiration of the Lease authorizing such Cabling to remain in place, in which event the Cabling shall be surrendered with the Premises upon the expiration or earlier termination of this Lease.  All Alterations except those which Landlord requires Tenant to remove shall remain in the Premises as the property of Landlord.  If the Premises are not surrendered at the expiration of the Term or earlier termination of this Lease, and in accordance with this Section 10 and Section 27 below, Tenant shall continue to be responsible for the payment of Rent (as the same may be increased pursuant to Section 20 below) until the Premises are so surrendered in accordance with said provisions.  Tenant shall indemnify, defend and hold the Indemnitees (hereafter defined) harmless from and against any and all Claims (defined below) (x) arising from any delay by Tenant in so surrendering the Premises including, without limitation, any Claims made against Landlord by any succeeding tenant or prospective tenant founded on or resulting from such delay and (y) suffered by Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant.

11.          Repairs and Maintenance

11.1        Tenant’s Repairs and Maintenance Obligations: Except for those portions of the Building to be maintained by Landlord, as provided in Sections 11.2 and 11.3 below, Tenant shall, at its sole cost and expense, keep and maintain all parts of the Premises and such portions of the Building as are within the exclusive control of Tenant in good, clean and safe condition and repair, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original thereof, all of the foregoing in accordance with the applicable provisions of Section 10 hereof, and to the reasonable satisfaction of Landlord including, but not limited to, repairing any damage (and replacing any property so damaged) caused by Tenant or any of Tenant’s Representatives, or due to or associated with prolonged hours, non-office use, unusually heavy people loads (defined as more than one person per two hundred (200) rentable square feet), unusually heavy utility use, unusually heavy floor loads, or other unusual occupancy factors, and restoring the Premises and other portions of the Project to the condition existing prior to the occurrence of such damage.  Without limiting any of the foregoing, Tenant shall be solely responsible for promptly maintaining, repairing and replacing the following, provided that such are located within the Premises or serve the Premises (a) all mechanical systems and, commencing on the date that is six (6) months after the Commencement Date, the heating, ventilation and air conditioning systems (“HVAC”), (b) all plumbing work and fixtures, (c) electrical wiring systems, fixtures and equipment exclusively serving the Premises, (d) all interior lighting (including, without limitation, light bulbs and/or ballasts) and exterior lighting exclusively serving the Premises or adjacent to the Premises (which shall not include any parking lot lighting), (e) all glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers, (f) all roll-up doors, ramps and dock equipment, including without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights, (g) all tenant signage, (h) lifts for disabled persons, (i) sprinkler systems, fire protection systems and security systems, except to the extent maintained by Landlord, and (j) all partitions, fixtures, equipment, interior painting, interior walls and floors, and floor coverings of the Premises and every part thereof (including, without limitation, any demising walls contiguous to any portion of the Premises).  Any such work shall be performed by licensed, insured and bonded contractors and subcontractors reasonably approved by Landlord.  Additionally, Tenant shall be solely responsible for the performance of the regular removal of trash and debris.  Tenant’s maintenance and repair obligations pursuant to Section 11.1(a) above shall include the procurement and maintenance of a heating, ventilation and air conditioning systems preventative maintenance and repair contract(s); such contract(s) to provide for maintenance on a quarterly basis; provided, such contracts shall not be required to be maintained by Tenant for the first six (6) months of the Term.  Landlord reserves the right, but without the obligation to do so, to procure and maintain the heating, ventilation and air conditioning systems preventative maintenance and repair contract(s) and, if Landlord so elects to procure and maintain any such contract(s), Tenant will reimburse Landlord for the cost thereof in accordance with the provisions of Section 6 above.  If Tenant procures and maintains any of such contract(s), Tenant will promptly deliver to Landlord a true and complete copy of each such contract and any and all renewals or extensions thereof, and each service report or other summary received by Tenant pursuant to or in connection with such contract(s).  Upon prior written notice to Landlord, Tenant shall be permitted to access the roof of the Premises to the extent necessary to service the HVAC pursuant to Tenant’s HVAC maintenance and repair contract.

11.2        Maintenance by Landlord:  Subject to the provisions of Section 11.1, and further subject to Tenant’s obligation under Section 6 to reimburse Landlord, in the form of Additional Rent, for Tenant’s Share of the cost and expense of the following described items, Landlord shall repair and maintain the following items:  fire protection services; the roof and roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs relating to the presence of such additional equipment); the plumbing and mechanical systems serving the Building, excluding the plumbing, mechanical and electrical systems exclusively serving the Premises; any rail spur and rail crossing; exterior painting of the Building; and the parking areas, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas.  If Landlord elects to perform any repair or restoration work required to be performed by Tenant, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith.  Tenant shall promptly report, in writing, to Landlord any defective condition known to it which Landlord is required to repair.

11.3        Landlord’s Repairs and Maintenance Obligations:  Subject to the provisions of Sections 11.1, 25 and 26, and except for repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or any of Tenant’s Representatives, Landlord shall, at Landlord’s sole cost and expense, keep in good repair the structural portions of the roof, floors, foundations and exterior perimeter walls of the Building (exclusive of glass and exterior doors).  Notwithstanding anything in Sections 6.1 or 11.1 to the contrary, for the period commencing on the Commencement Date and ending on the date that is six (6) months after the Commencement Date, Landlord shall, at its sole cost and expense, perform all maintenance and repairs to the HVAC and the roof serving the Premises.

11.4        Tenant’s Failure to Perform Repairs and Maintenance Obligations:  If Tenant refuses or neglects to repair and maintain the Premises and the other areas properly as required herein and to the reasonable satisfaction of Landlord, (i) Landlord may, but without obligation to do so, at any time after the expiration of any applicable notice and cure periods (except in the event of an emergency for which no notice or cure period is required), make such repairs or maintenance without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant’s Property or to Tenant’s business by reason thereof, except to the extent any damage is caused by the willful misconduct or negligence of Landlord or its authorized agents and representatives and (ii) Tenant shall pay to Landlord, as Additional Rent, Landlord’s costs and expenses incurred therefor.  Tenant’s obligations under this Section 11 shall survive the expiration of the Term or earlier termination thereof.  Tenant hereby waives any right to repair at the expense of Landlord under any applicable Laws now or hereafter in effect.

12.          Insurance

12.1        Types of Insurance:  Tenant shall maintain in full force and effect at all times during the Term, at Tenant’s sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by carriers reasonably acceptable to Landlord and its lender which afford the following coverages: (i) worker’s compensation and employer’s liability, as required by law; (ii) commercial general liability insurance (occurrence form) providing coverage for bodily injury and property damage occurring in, on or about the Premises arising out of Tenant’s and Tenant’s Representatives’ use or occupancy of the Premises and such insurance shall (a) include coverage for contractual liability, fire damage, premises, personal injury, completed operations and products liability and with respect to completed operations and products, a $1,000,000 aggregate, and (b) have a combined single limit of not less than Five Million Dollars ($5,000,000) per occurrence and a Five Million Dollar ($5,000,000) aggregate limit (if Tenant has other locations which it owns or leases, the policy shall include an endorsement); (iii) comprehensive automobile liability insurance with a combined single limit of at least $1,000,000 per occurrence for claims arising out of any company owned automobiles, if any; (iv) “all risk” or “special purpose” property insurance, including without limitation, sprinkler leakage, covering damage to or loss of any of Tenant’s Property and the Tenant Improvements located in, on or about the Premises, and in addition, coverage for business interruption of Tenant, together with, if the property of any of Tenant’s invitees, vendors or customers  is to be kept in the Premises.  Such insurance shall be written on a replacement cost basis (without deduction for depreciation) in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the items referred to in this clause (iv); (v) employers liability with limits of $1,000,000 each accident, $1,000,000 disease policy limit, $1,000,000 disease-each employee; (vi) business interruption insurance with limit of liability representing loss of at lease approximately two (2) months of income; and (vii) such other insurance or higher limits of liability as is then customarily required for similar types of buildings within the general vicinity of the Project or as may be reasonably required by any of Landlord’s lenders.

12.2        Insurance Policies:  Insurance required to be maintained by Tenant shall be written by companies (i) licensed to do business in the State of California, (ii) domiciled in the United States of America, and (iii) having a “General Policyholders Rating” of at least A-:VII (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of “A.M. Best’s Rating Guides.”  Any deductible amounts under any of the insurance policies required hereunder shall not exceed One Hundred Thousand Dollars ($100,000).  Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant.  Tenant shall, at least fifteen (15) days prior to expiration of each policy, furnish Landlord with certificates of renewal or “binders” thereof.  Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to material modification except after thirty (30) days prior written notice to the parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days’ notice has been given to Landlord).  Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Lease under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises and Landlord as required by this Lease.

12.3        Additional Insureds and Coverage:  Each of Landlord, Landlord’s property management company or agent, and Landlord’s lender(s) having a lien against the Premises or any other portion of the Project shall be named as additional insureds or loss payees (as applicable) under all of the policies required in Section 12.1(ii) and, with respect to the Tenant Improvements, in Section 12.1(iv) hereof.  All such policies shall provide for severability of interest.  All insurance to be maintained by Tenant shall, except for workers’ compensation and employer’s liability insurance, be primary, without right of contribution from insurance maintained by Landlord.  Any umbrella/excess liability policy (which shall be in “following form”) shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance.  The limits of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease.  It is the parties’ intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for damage or injury arising from or related to Tenant’s operations of its business and/or Tenant’s or Tenant’s Representatives’ use of the Premises and any of the areas within the Project.  Notwithstanding anything to the contrary contained herein, to the extent Landlord’s cost of maintaining insurance with respect to the Building and/or any other buildings within the Project is increased as a result of Tenant’s acts, omissions, Alterations, improvements, use or occupancy of the Premises, Tenant shall pay one hundred percent (100%) of, and for, each such increase as Additional Rent.

12.4        Failure of Tenant to Purchase and Maintain Insurance:  If Tenant fails to obtain and maintain the insurance required herein throughout the Term, Landlord may, but without obligation to do so, purchase the necessary insurance and pay the premiums therefor.  If Landlord so elects to purchase such insurance, Tenant shall promptly pay to Landlord as Additional Rent, the amount so paid by Landlord, upon Landlord’s demand therefor.  In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all Claims which Landlord may incur due to Tenant’s failure to obtain and maintain such insurance.

12.5        Landlord’s Insurance:  During the Term hereof, Landlord shall, in a commercially reasonable manner comparable to other comparable industrial buildings in the market where the Building is located, keep in effect (i) commercial property insurance on the Park, the Project and the Building, its fixtures and equipment, and rent loss insurance for a period and amount of not less than one (1) year of rent (such commercial property insurance policy shall, at a minimum, cover the perils insured under the ISO special causes of loss form which provides “all risk” coverage, and include replacement cost coverage equal to eighty percent (80%) of the replacement cost of the Building), and (ii) a policy or policies of commercial general liability insurance insuring against liability arising out of the risks of death, bodily injury, property damage and personal injury liability with respect to the Park, the Project and the Building.   All costs of Landlord’s insurance maintained hereunder shall be included in Operating Expenses.

12.6        Waiver of Subrogation:  Landlord and Tenant mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties’ property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage.  Each party shall obtain any special endorsements, if required by its insurer, whereby the insurer waives its rights of subrogation against the other party.  This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier.  The foregoing waiver shall not apply to losses or damages in excess of actual or required policy limits (whichever is greater) nor to any deductible applicable under any policy obtained by the waiving party.  The failure of either party (the “Defaulting Party”) to take out or maintain any insurance policy required under this Lease shall be a defense to any claim asserted by the Defaulting Party against the other party hereto by reason of any loss sustained by the Defaulting Party that would have been covered by any such required policy.  The waivers set forth in the immediately preceding sentence shall be in addition to, and not in substitution for, any other waivers, indemnities, or exclusions of liabilities set forth in this lease.  This Section 12.6 shall not apply to Tenant’s worker’s compensation and employer’s liability insurance.

13.          Limitation of Liability and Indemnity

Except to the extent of Claims (defined below) resulting from the gross negligence or willful misconduct of Landlord or its authorized representatives, Tenant expressly waives and releases Landlord and Landlord’s lenders, partners, members, property management company (if other than Landlord), agents, directors, officers, employees, representatives, contractors, successors and assigns and each of their respective partners, members, directors, officers, employees, representatives, agents, contractors, heirs, successors and assigns (collectively, the “Indemnitees”) from and against all liabilities, damages, demands, penalties, costs, claims, losses, judgments, charges and expenses (including reasonable attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) (collectively, “Claims”) arising from or in any way related to, directly or indirectly, (i) Tenant’s or Tenant’s Representatives’ use of the Premises and other portions of the Project, (ii) the conduct of Tenant’s business, (iii) from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, (iv) Tenant’s failure to perform any covenant or obligation of Tenant under this Lease, and/or (v) the active and/or passive negligence of any of the Indemnitees.  Furthermore, Tenant agrees to protect, defend (with counsel reasonably acceptable to Landlord) and hold the Indemnitees harmless and indemnify the Indemnitees from and against all Claims arising from or in any way related to, directly or indirectly, (i) Tenant’s or Tenant’s Representatives’ use of the Premises and other portions of the Project, (ii) the conduct of Tenant’s business, (iii) from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, and/or (iv) Tenant’s failure to perform any covenant or obligation of Tenant under this Lease.  Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

Except to the extent of Claims resulting from the gross negligence or willful misconduct of any Indemnitee, to the fullest extent permitted by law, neither Landlord nor any other Indemnitee shall be liable for damages to Tenant or any party claiming through Tenant for any injury to or death of any person or damage to property or for interruption or damage to business resulting from any of the following reasons: (a) any act, omission or negligence of Tenant or Tenant’s Representatives; (b) any act, omission or negligence of any other tenant within the Building, or any of their respective employees, agents, contractors, tenants, assignees, licensees, invitees or customers; (c) the repair, alteration, maintenance, damage or destruction of the Premises or any other portion of the Building (including the construction of leasehold improvements for other tenants of the Building), except to the extent caused by the gross negligence or willful misconduct of Landlord or any other Indemnitee; (d) vandalism, theft, burglary and other criminal acts (other than those committed by Landlord’s employees); (e) any defect in or failure of equipment, pipes, wiring, heating or air conditioning equipment, stairs, elevators, or sidewalks, the bursting of any pipes or the leaking, escaping or flowing of gas, water, steam, electricity, or oil, broken glass, or the backing up of any drains, except to the extent caused by the gross negligence or willful misconduct of Landlord or any other Indemnitee; (f) injury done or occasioned by wind, snow, rain or ice, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of any governmental body or authority, (g) any other cause beyond the reasonable control of Landlord or (h) the passive or active negligence of any Indemnitee.  Under no circumstances shall Landlord or any other Indemnitee be liable for damages related to business interruption or loss of profits.  The provisions of this Section 13 shall not limit the obligations of Landlord or the rights of Tenant under this Lease not involving a claim for damages.

14.          Assignment and Subleasing

14.1        Prohibition:  Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld), assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease or any interest herein, permit any assignment or other transfer of this Lease by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and Tenant’s Representatives (collectively, “Transfers” and any entity to whom any Transfer is made or sought to be made is sometimes referred to as a “Transferee”).  No consent to any Transfer shall constitute a waiver of the provisions of this Section 14, and all subsequent Transfers may be made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, but which consent shall be subject to the provisions of this Section 14.

14.2        Request for Consent:  If Tenant seeks to make a Transfer, Tenant shall notify Landlord, in writing (“Tenant’s Notice”), and deliver to Landlord at least thirty (30) days prior to the proposed commencement date of the Transfer (“Proposed Effective Date”) the following: (i) a description of the portion of the Premises to be transferred (the “Subject Space”); (ii) all of the terms of the proposed Transfer, including without limitation, the Proposed Effective Date, the name and address of the proposed Transferee, and a copy of the existing or proposed assignment, sublease or other agreement governing the proposed Transfer; (iii) current financial statements of the proposed Transferee certified by an officer, member, partner or owner thereof, and certified by the proposed Transferee’s chief financial officer financial statements for the previous three (3) most recent consecutive fiscal years; and (iv) such other information as Landlord may then reasonably require.  Within thirty (30) days after Landlord’s receipt of the Tenant’s Notice (the “Landlord Response Period”) Landlord shall notify Tenant, in writing, of its determination with respect to such requested proposed Transfer and Landlord’s election as set forth in Section 14.5.  If Landlord does not elect to recapture pursuant to Section 14.5 and Landlord does consent to the requested proposed Transfer, Tenant may thereafter assign its interests in and to this Lease or sublease all or a portion of the Premises to the same party and on the same terms as set forth in the Tenant’s Notice.

14.3        Criteria for Consent:  Tenant agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold its consent where (a) Tenant is in Default of its obligations under this Lease or at any time during the Term of this Lease Tenant has been in Chronic Default, (b) the use to be made of the Premises by the proposed Transferee is prohibited, or differs from the uses permitted, under this Lease, (c) the proposed Transferee or its business is subject to compliance with additional requirements of the ADA beyond those requirements which are applicable to Tenant, (d) the proposed Transferee does not intend to occupy the Premises, (e) Landlord reasonably disapproves of the proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted at the Premises, (f) the proposed Transferee is a governmental agency or unit or an existing tenant in the Project, (g) the proposed Transfer would cause Landlord to violate another agreement or obligation to which Landlord is a party or otherwise subject, (h) either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee:  (1) is negotiating with Landlord to lease space in the Building at such time or (2) has negotiated with Landlord during the four (4) month period immediately preceding the Tenant’s Notice, (i) the rent proposed to be charged by Tenant to the proposed Transferee during the term of such Transfer, calculated using a present value analysis, is less than seventy-five percent (75%) of the rent then being quoted by Landlord, at the proposed time of such Transfer, for comparable space in the Building or any other Building in the Project for a comparable term, calculated using a present value system, or (j) the proposed Transferee will use, store or handle Hazardous Materials (defined below) of a type, nature or quantity not then being used by Tenant.

14.4        Effectiveness of Transfer and Continuing Obligations:  Prior to the date on which any permitted Transfer becomes effective, Tenant shall deliver to Landlord (i) a counterpart of the fully executed Transfer document, (ii) an executed Hazardous Materials Disclosure Certificate substantially in the form of Exhibit E hereto (the “Transferee HazMat Certificate”), and (iii) Landlord’s standard form of Consent to Assignment or Consent to Sublease, as applicable, executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations under this Lease.  Failure or refusal of a Transferee to execute any such consent instrument shall not release or discharge the Transferee from its obligation to do so or from any liability as provided herein.  The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.  Each permitted Transferee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Tenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed or complied with, for the Term of this Lease.  No Transfer shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee) under this Lease whether occurring before or after such Transfer, and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.  An assignee of Tenant shall become directly liable to Landlord for all obligations of Tenant hereunder.  The acceptance of any Rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.  For purposes hereof, if Tenant is a business entity other than a publicly traded corporation, the direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) shall be deemed a Transfer and shall be subject to this Section 14.  Any and all options, rights of refusal, improvement allowances and other similar rights granted to Tenant in this Lease, if any, shall not be assignable by Tenant unless expressly authorized in writing by Landlord.  Any transfer made without Landlord’s prior written consent, shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a Default by Tenant of this Lease.  As Additional Rent, Tenant shall promptly (a) pay to Landlord each time it requests a Transfer, a fee in the amount of one thousand five hundred dollars ($1,500) and (b) reimburse Landlord for actual legal and other expenses incurred by Landlord in connection with any actual or proposed Transfer.

14.5        Recapture:  If the Transfer (i) by itself or taken together with then existing or pending Transfers covers or totals, as the case may be, more than thirty-five percent (35%) of the rentable square feet of the Premises, or (ii) is for a term which by itself or taken together with then existing or pending Transfers is greater than fifty percent (50%) of the period then remaining in the Term of this Lease as of the time of the Proposed Effective Date, then Landlord shall have the right, to be exercised by giving written notice to Tenant within forty-five (45) days after receipt of Tenant’s request, to recapture the Subject Space described in the Tenant’s Notice.  If such recapture notice is given, it shall serve to terminate this Lease with respect to the proposed Subject Space, or, if the proposed Subject Space covers all the Premises, it shall serve to terminate the entire Term of this Lease, in either case, as of the Proposed Effective Date.  If this Lease is terminated with respect to less than the entire Premises, Rent shall be adjusted on the basis of the proportion of rentable square feet retained by Tenant to the rentable square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect.  In the event that Landlord elects to recapture the Subject Space, Tenant may elect, within five (5) days after receipt of Landlord’s recapture notice, to rescind Tenant’s request for a Transfer provided Tenant shall remain liable for payment to Landlord of all fees and expenses set forth in Section 14.4.

14.6        Transfer Premium:  If Landlord consents to a Transfer, as a condition thereto, Tenant shall pay to Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent are payable hereunder, fifty percent (50%) of any Transfer Premium.  The term “Transfer Premium” shall mean all rent, additional rent and other consideration payable by such Transferee which either initially or over the term of the Transfer exceeds the Rent or pro rata portion of the Rent, as the case may be, for the Subject Space, after deducting therefrom (i) reasonable legal and brokerage fees and (ii) tenant improvement allowances (not to exceed $8.00 per square foot) incurred in connection with such Transfer.  The costs set forth in clauses (i) and (ii) of the immediately preceding sentence shall be deducted from the Transfer Premium in equal monthly installments such that the total cost thereof is recouped by Tenant over the remaining term of the Lease.

14.7        Affiliated Companies/Restructuring of Business Organization:  The assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under the common control with Tenant, or (iii) any entity which purchases all or substantially all of the assets of Tenant, or (iv) any entity into which Tenant is merged or consolidated (all such persons or entities described in clauses (i), (ii), (iii) and (iv) being sometimes herein referred to as “Affiliates”) shall not be deemed a Transfer under this Section 14 (hence, the aforesaid events shall not be subject to obtaining Landlord’s prior consent; and Landlord shall not have any right to receive any Transfer Premium in connection therewith except for a transfer pursuant to Section 14.7(iii) (“Permitted Transfer”); provided in all instances that:

14.7.1     any such Affiliate was not formed as a subterfuge to avoid the obligations of this Section 14;

14.7.2     Tenant give Landlord at least thirty (30) days prior written notice of any such assignment or sublease to an Affiliate;

14.7.3     As to a transfer as referenced in Section 14.7(iii) above, the successor of Tenant has as of the effective date of any such assignment or sublease a tangible net worth and net assets, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is sufficient to meet the obligations of Tenant under this Lease, as reasonably determined by Landlord;

14.7.4     any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee (i.e. any such Affiliate), other than in the case of an Affiliate resulting from a merger or consolidation as described in Section 14.7(iv) above, shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease; and

14.7.5     Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease.

14.8        Waiver:  Notwithstanding any Transfer, or any indulgences, waivers or extensions of time granted by Landlord to any Transferee, or failure by Landlord to take action against any Transferee, Tenant agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such Transferee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such Transferee.

15.          Subordination

To the fullest extent permitted by law, this Lease, the rights of Tenant under this Lease and Tenant’s leasehold interest shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, the Lot, or any other portion of the Project, and (ii) the lien of any mortgage or deed of trust which may now or hereafter exist for which the Building, the Lot, ground leases or underlying leases, any other portion of the Project or Landlord’s interest or estate therein is specified as security.  Notwithstanding the foregoing, Landlord or any such ground lessor, mortgagee, or any beneficiary shall have the right to require this Lease be superior to any such ground leases or underlying leases or any such liens, mortgage or deed of trust.  If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall attorn to and become the Tenant of the successor in interest to Landlord, provided such successor in interest will not disturb Tenant’s use, occupancy or quiet enjoyment of the Premises if Tenant is not in Default of this Lease.  The successor in interest to Landlord following foreclosure, sale or deed in lieu thereof shall not be:  (a) liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) subject to any offsets or defenses which Tenant might have against any prior lessor; (c) bound by prepayment of more than one (1) month’s Rent; or (d) liable to Tenant for any Security Deposit not actually received by such successor in interest to the extent any portion of such Security Deposit has not already been forfeited by, or refunded to, Tenant.  Landlord shall be liable to Tenant for all or any portion of the Security Deposit not forfeited by, or refunded to Tenant, until and unless Landlord transfers such Security Deposit to the successor in interest.  Tenant covenants and agrees to execute (and acknowledge if required by Landlord, any lender or ground lessor) and deliver, within ten (10) days of a written demand or request by Landlord and in the form reasonably requested by Landlord, ground lessor, mortgagee or beneficiary, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust, provided that such documents include a provision whereby such ground lessor, mortgagee or beneficiary agrees that is shall not disturb Tenant’s use, occupancy or quiet enjoyment of the Premises if Tenant is not in Default of this Lease.

16.          Right of Entry

Landlord and its agents shall have the right to enter the Premises at all reasonable times, upon 24 hour prior notice (except in the event of an emergency, for which no prior notice shall be required), for purposes of inspection, exhibition, posting of notices, investigation, replacements, repair, maintenance and alteration.  It is further agreed that Landlord shall have the right to use any and all means Landlord deems necessary to enter the Premises in an emergency.  Landlord shall have the right to place (i) “for rent” or “for lease” signs on the outside of the Premises, the Building and in the Common Areas during the last six (6) months of the Term, and (ii) “for sale” signs on the outside of the Building and in the Common Areas.  Tenant hereby waives any Claim from damages or for any injury or inconvenience to or interference with Tenant’s business, or any other loss occasioned thereby except for any Claim for any of the foregoing arising out of the gross negligence or willful misconduct of Landlord or its authorized representatives.  Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant’s business during any entry into the Premises.

17.          Estoppel Certificate

Tenant shall execute (and acknowledge if required by any lender or ground lessor) and deliver to Landlord, within ten (10) days after Landlord provides such to Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults as are claimed, and such other matters as Landlord may reasonably require.  Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Building or other portions of the Project.  Tenant’s failure to deliver such statement within such time shall be conclusive upon the Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord’s performance; and (c) not more than one month’s Rent has been paid in advance.

18.          Tenant’s Default

The occurrence of any one or more of the following events shall, at Landlord’s option, constitute a “Default” by Tenant of the provisions of this Lease:

18.1        The abandonment of the Premises by Tenant, as abandonment is statutorily defined in California Civil Code Section 1951.3 or all similar or successor laws;

18.2        The failure by Tenant to make any payment of Rent, Additional Rent or any other payment or charge required hereunder within three (3) days after receipt of Landlord’s written notice of such failure; provided, any such written notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Sections 1161 et seq. and all similar or successor laws;

18.3        Except as otherwise provided in Section 19.4 hereof, the failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except failure to make any payment of Rent and/or Additional Rent and any other payment or charge required hereunder) and such failure is not cured within (i) thirty (30) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures other than with respect to (a) Hazardous Materials (defined in Section 27 hereof), (b) Tenant making the repairs, maintenance and replacements required under the provisions of Section 11.1 hereof, or (c) the timely delivery by Tenant of a subordination, non-disturbance and attornment agreement (an “SNDA”), a counterpart of a fully executed Transfer document and a consent thereto (collectively, the “Transfer Documents”), an estoppel certificate and insurance certificates, (ii) ten (10) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures in any way related to Hazardous Materials or Tenant failing to timely make the repairs, maintenance or replacements required by Section 11.1, and (iii) the time period, if any, specified in the applicable sections of this Lease with respect to subordination, assignment and sublease, estoppel certificates and insurance.  However, provided a Chronic Default has not occurred, Tenant shall not be in default of its obligations hereunder if such failure (other than any failure of Tenant to timely and properly make the repairs, maintenance, or replacements required by Section 11.1, or timely deliver an SNDA, the Transfer Documents, an estoppel certificate or insurance certificates, for which no additional cure period shall be given to Tenant) cannot reasonably be cured within such thirty (30) or ten (10) day period, as applicable, and Tenant promptly commences, and thereafter diligently proceeds with same to completion, all actions necessary to cure such failure as soon as is reasonably possible, but in no event shall the completion of such cure be later than sixty (60) days after the date on which Landlord delivers to Tenant written notice of such failure, unless Landlord, acting reasonably and in good faith, otherwise expressly agrees in writing to a longer period of time based upon the circumstances relating to such failure as well as the nature of the failure and the nature of the actions necessary to cure such failure.  Any such written notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Sections 1161, et seq. and all similar or successor laws; or

18.4        The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant’s creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant’s assets or this leasehold, Tenant’s insolvency or inability to pay Tenant’s debts or failure generally to pay Tenant’s debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant’s assets, Tenant taking any action toward the dissolution or winding up of Tenant’s affairs, the cessation or suspension of Tenant’s use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets or this leasehold.

19.          Remedies for Tenant’s Default

19.1        Landlord’s Rights:  In the event of Tenant’s Default under this Lease, Landlord may terminate Tenant’s right to possess the Premises by any lawful means.  Following delivery of written notice by Landlord, this Lease shall terminate on the date specified in such notice and Tenant shall immediately surrender possession of the Premises to Landlord.  In addition, whether or not this Lease is terminated, Landlord shall have the right to immediately re-enter the Premises, and if Landlord’s right of re-entry is exercised following Tenant’s abandonment of the Premises, all of Tenant’s Property left on the Premises or in the Project shall be deemed abandoned.  If Landlord relets the Premises or any portion thereof, Tenant shall immediately be liable to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker’s commissions, expenses of cleaning, redecorating, and further improving the Premises and other similar costs (collectively, the “Reletting Costs”).  All Reletting Costs shall be fully chargeable to Tenant and shall not be prorated or otherwise amortized in relation to any new lease for the Premises or any portion thereof.  Reletting may be for a period shorter or longer than the remaining term of this Lease.  In no event shall Tenant be entitled to any excess rent received by Landlord.  No act by Landlord other than giving written notice to Tenant shall terminate this Lease or Tenant’s right to possess the Premises, including without limitation, acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease.  At all times Landlord shall have the right to remedy any Default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and any new or existing subleases and to add to the Rent payable hereunder all of Landlord’s reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure.

19.2        Damages Recoverable:  If Tenant breaches this Lease and abandons the Premises before the end of the Term, or if Landlord terminates Tenant’s right to possession following Tenant’s Default under this Lease, then in either such case, Landlord may recover from Tenant all damages suffered by Landlord as a result of Tenant’s failure to perform its obligations hereunder, including without limitation, the unamortized cost of any Tenant Improvements constructed by or on behalf of Tenant pursuant to Exhibit B hereto to the extent Landlord has paid for such improvements, the unamortized portion of any broker’s or leasing agent’s commission incurred with respect to the leasing of the Premises to Tenant for the balance of the Term remaining after the date on which Tenant is in Default of its obligations hereunder, and all Reletting Costs, and the worth at the time of the award (computed in accordance with paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code) of the amount by which the Rent then unpaid hereunder for the balance of the Lease Term exceeds the amount of such loss of Rent for the same period which Tenant proves could be reasonably avoided by Landlord and in such case, Landlord prior to the award, may relet the Premises for the purpose of mitigating damages suffered by Landlord because of Tenant’s failure to perform its obligations hereunder; provided, however, that even if Tenant abandons the Premises, as abandonment is statutorily defined in California Civil Code Section 1951.3 or all similar or successor laws, this Lease shall nevertheless continue in full force and effect for as long as Landlord does not terminate Tenant’s right of possession, and until such termination, Landlord shall have the remedy described in Section 1951.4 of the California Civil Code (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations) and may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Tenant as it becomes due hereunder.  The “worth at the time of the award” within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate of ten percent (10%) per annum.  Tenant hereby waives for itself and for all those claiming under Tenant its right to obtain redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179 (or any successor or substitute statute), or under any other present or future law, in the event judgment for possession enters against Tenant or Landlord takes possession of the Premises following any Default of Tenant hereunder.

19.3        Chronic Default:  The term “Chronic Default” as used in this Lease shall mean that Tenant has Defaulted in the performance of any of its obligations under this Lease more than three (3) times during the Term of the Lease, regardless of whether or not Tenant thereafter cures any such Default.  A Chronic Default is not curable by Tenant.  Upon the occurrence of a Chronic Default and at all times thereafter during the balance of the Term of this Lease, Landlord shall no longer be obligated to provide Tenant written notice of default as set forth in Sections 18.2 or 18.3 hereof and Tenant shall no longer be entitled to any cure period set forth in this Lease, including without limitation, those cure periods set forth in Sections 18.2 or 18.3.  Following a Chronic Default, Landlord, in its sole discretion, may elect to provide written notice of default to Tenant or grant Tenant a period during which it may cure any such default, however, no such delivery of written notice or grant of a cure period by Landlord shall in any way obligate Landlord to provide Tenant any subsequent written notices of default or cure periods.

19.4        Rights and Remedies Cumulative:  The foregoing rights and remedies of Landlord are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity, by statute or otherwise, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditors’ rights generally.  In addition to all of the remedies set forth above, if Tenant Defaults under this Lease, all options granted to Tenant hereunder shall automatically terminate, unless otherwise expressly agreed to in writing by Landlord.

20.          Holding Over

If Tenant holds over after the expiration of the Term, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred seventy-five percent (175%) of the greater of (i) the Base Rent applicable during the last rental period of the Term under this Lease or (ii) the fair market rental rate for the Premises as of the commencement of such holdover period.  Such month-to-month tenancy shall be subject to every other term and provision contained herein.  Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord in the condition required herein upon the expiration or earlier termination of this Lease.  The provisions of this Section 20 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all Claims resulting from such failure, including but not limited to, any Claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

21.          Landlord’s Default

Landlord shall not be considered in default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder.  For purposes hereof, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its performance, then Landlord shall not be in default of this Lease if performance of such obligation is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

22.          Parking

Tenant may use the number of non-designated and non-exclusive parking spaces specified in the Basic Lease Information.  Landlord shall exercise reasonable efforts to ensure that such spaces are available to Tenant for its use, but Landlord shall not be required to enforce Tenant’s right to use the same.  Tenant and Tenant’s Representatives shall not park or permit any parking of vehicles overnight.

23.          Transfer of Landlord’s Interest

Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Premises, Building, Project and this Lease.  Tenant expressly agrees that in the event of any such transfer, Landlord shall automatically be entirely released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of such transfer. Landlord shall cause each such transferee to sign an agreement whereby such transferee agrees to perform Landlord’s obligations hereunder arising or accruing after the date of such transfer.  A ground lease or similar long term lease by Landlord of the entire Building or Lot, of which the Premises are a part, shall be deemed a sale within the meaning of this Section 23.  Tenant agrees to attorn to such new owner provided such new owner agrees not to disturb Tenant’s use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in Default of this Lease.

24.          Waiver

No delay or omission in the exercise of any right or remedy of either party on any default by the other party shall impair such a right or remedy or be construed as a waiver.  The subsequent acceptance of Rent by Landlord after a Default by Tenant of this Lease shall not be deemed a waiver of such Default, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such Default.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease.  No failure, partial exercise or delay on the part of the Landlord in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

25.          Casualty Damage

25.1        Casualty:  If the Premises or any part (excluding any of Tenant’s Property, any Wi-Fi Network, any Tenant Improvements and any Alterations installed by or for the benefit of Tenant (collectively, “Tenant’s FF&E”)) shall be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord.  Within sixty (60) days after receipt by Landlord of such notice, Landlord shall notify Tenant, in writing, of the following time period within which the necessary repairs can reasonably be made, as estimated by Landlord: (a) within one hundred eighty (180) days, or (b) in more than one hundred eighty (180) days, from the date of such notice.

25.1.1     Minor Insured Damage:  If the Premises (other than Tenant’s FF&E) are damaged only to such extent that repairs, rebuilding and/or restoration can be reasonably completed within one hundred eighty (180) days, this Lease shall not terminate and, provided that insurance proceeds are available and paid to Landlord to fully repair the damage and/or Tenant otherwise voluntarily contributes any shortfall thereof, Landlord shall repair the Premises to substantially the same condition that existed prior to the occurrence of such casualty, except Landlord shall not be required to rebuild, repair, or replace any of Tenant’s FF&E.  The Rent payable hereunder shall be abated proportionately from the date and to the extent Tenant vacates the affected portions of the Premises until any and all repairs required herein to be made by Landlord are substantially completed, but such abatement shall (i) only be to the extent of the portion of the Premises which is actually rendered unusable and unfit for occupancy, (ii) only during the time Tenant is not actually using same, and (iii) Landlord receives rental abatement insurance proceeds therefor.

25.1.2     Major Insured Damage:  If the Premises (other than Tenant’s FF&E) are damaged to such extent that repairs, rebuilding and/or restoration cannot be reasonably completed, as reasonably determined by Landlord, within one hundred eighty (180) days, then either Landlord or Tenant may terminate this Lease by giving written notice within twenty (20) days after notice from Landlord regarding the time period of repair.  If either party notifies the other of its intention to so terminate this Lease, then this Lease shall terminate and the Rent shall be abated from the date of the occurrence of such damage, provided Tenant diligently proceeds to and expeditiously vacates the Premises (but, in all events Tenant must vacate and surrender the Premises to Landlord by no later than twenty (20) days thereafter or there shall not be any abatement of Rent until Tenant so vacates the Premises).  If neither party elects to terminate this Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Premises, provided insurance proceeds are available and paid to Landlord to fully repair the damage or Tenant voluntarily contributes any shortfall thereof (except that Landlord shall not be required to rebuild, repair, or replace any of Tenant’s FF&E).  During the time when Landlord is prosecuting such repairs to substantial completion, the Rent payable hereunder shall be abated proportionately from the date and to the extent Tenant actually vacates the affected portions of the Premises until any and all repairs required herein to be made by Landlord are substantially completed, but such abatement shall (i) only be to the extent of the portion of the Premises which is actually rendered unusable and unfit for occupancy, (ii) only during the time Tenant is not actually using same, and (iii) Landlord receives rental abatement insurance proceeds therefor.

25.1.3     Damage Near End of Term:  Notwithstanding anything to the contrary contained in this Lease except for the provisions of Section 25.3 below, if the Premises are substantially damaged during the last year of the Term of this Lease, either Landlord or Tenant may, at their option, cancel and terminate this Lease by giving written notice to the other party of its election to do so within forty-five (45) days after receipt by Landlord of notice from Tenant of the occurrence of such casualty.  If either party so elects to terminate this Lease, all rights of Tenant hereunder shall cease and terminate twenty (20) days after Tenant’s receipt or delivery of such notice, as applicable, and Tenant shall immediately vacate the Premises and surrender possession thereof to Landlord.

25.2        Deductible and Uninsured Casualty:  Tenant shall pay to Landlord, as Additional Rent, the deductible amounts under the insurance policies obtained by Landlord and Tenant under this Lease if the proceeds are used to repair the Premises.  However, if other portions of the Building are also damaged by said casualty and insurance proceeds are payable therefor, then Tenant shall only pay its proportionate share of the deductible as reasonably determined by Landlord.  If any portion of the Premises is damaged and is not fully covered by the aggregate of insurance proceeds received by Landlord and any applicable deductible, and Tenant does not voluntarily contribute any shortfall thereof, then Landlord or Tenant shall have the right to terminate this Lease by delivering written notice of termination to the other party within thirty (30) days after the date of notice to Tenant of such event, whereupon all rights of Tenant shall cease and terminate twenty (20) days after Tenant’s receipt of such notice, and Tenant shall immediately vacate the Premises and surrender possession thereof to Landlord.

25.3        Tenant’s Fault and Lender’s Rights:  Notwithstanding anything to the contrary contained herein, if the Premises (other than Tenant’s FF&E) or any other portion of the Building is damaged by fire or other casualty due to the acts or omissions of Tenant or any of Tenant’s Representatives, (i) the Rent shall only be abated during the repair of such damage to the extent Landlord receives rental loss insurance proceeds therefor, (ii) Tenant will not have any right to terminate this Lease due to the occurrence of such casualty, and (iii) Tenant will be responsible for the excess cost and expense of the repair and restoration of the Premises and/or Building (including any deductible) to the extent not covered by insurance proceeds.  Notwithstanding anything to the contrary contained herein, if the holder of any indebtedness secured by the Premises or any other portion of the Project requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant of such event, whereupon all rights of Tenant shall cease and terminate twenty (20) days after Tenant’s receipt of such notice, and Tenant shall immediately vacate the Premises and surrender possession thereof to Landlord.

25.4        Tenant’s Waiver:  Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by Tenant or loss of Tenant’s Property, resulting in any way from such damage or the repair thereof.  During any entry into the Premises to repair damage pursuant to this Section 25, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business.  With respect to any damage which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease or offset any amounts against Rent pursuant to rights accorded Tenant by any law currently existing or hereafter enacted, including without limitation, all rights pursuant to California Civil Code Sections 1932(2.), 1933(4.), 1941 and 1942 and any similar or successor laws.

26.          Condemnation

If twenty-five percent (25%) or more of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi-public use or purpose (“Condemned”), then Tenant or Landlord may terminate this Lease as of the date when physical possession of the Premises is taken and title vests in such condemning authority, and Rent shall be adjusted to the date of termination.  Tenant shall not because of such condemnation assert any claim against Landlord or the condemning authority for any compensation because of such condemnation, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest or other interest of Tenant; provided, however, the foregoing shall not preclude Tenant, at Tenant’s sole cost and expense, from obtaining any separate award to Tenant for loss of, or damage to, Tenant’s Property or for damages for cessation or interruption of Tenant’s business provided such award is separate from Landlord’s award and does not diminish nor otherwise impair the award otherwise payable to Landlord.  In addition to the foregoing, Tenant shall be entitled to seek compensation for the relocation costs recoverable by Tenant pursuant to the provisions of California Government Code Section 7262.  If neither party elects to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Premises or the Building, as applicable, to substantially the same condition prior to such partial condemnation, allowing for the reasonable effects of such partial condemnation, and a proportionate allowance shall be made to Tenant, as determined by Landlord, for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such partial condemnation and restoration.  Landlord shall not be required to spend funds for restoration in excess of the condemnation proceeds received by Landlord.

27.          Environmental Matters/Hazardous Materials

27.1        Hazardous Materials Disclosure Certificate:  Simultaneously herewith, Tenant has delivered to Landlord Tenant’s executed initial Hazardous Materials Disclosure Certificate (the “Initial HazMat Certificate”), a copy of which is attached hereto as Exhibit E.  Tenant covenants, represents and warrants to Landlord that the information in the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant.  Tenant shall, commencing with the date which is one year from the Commencement Date and continuing every year thereafter, deliver to Landlord, an executed Hazardous Materials Disclosure Certificate (“the “HazMat Certificate”), in substantially the form attached hereto as Exhibit E, describing Tenant’s then present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord.

27.2        Definition of Hazardous Materials:  “Hazardous Materials” means (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or nonfriable; (d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Project or any surrounding property; or (i) any materials which pose or threaten to pose a hazard to the health and safety of persons on the Premises, any other portion of the Project or any surrounding property.  For purposes of this Lease, “Hazardous Materials” shall not include nominal amounts of ordinary household cleaners, office supplies and janitorial supplies which are not actionable under any Environmental Laws.

27.3        Prohibition; Environmental Laws:  Tenant shall not be entitled to use or store any Hazardous Materials on, in, or about any portion of the Premises or Project without, in each instance, obtaining Landlord’s prior written consent thereto.  If Landlord, in its sole discretion, consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those

Hazardous Materials and in such quantities (A) that are necessary for Tenant’s business, (B) to the extent disclosed in the most recent HazMat Certificate, and (C) expressly approved by Landlord in writing.  In all events such usage and storage must at all times be in full compliance with any and all applicable local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts’ decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future (collectively, the “Environmental Laws”).  Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole discretion.  Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord’s sole discretion.  Landlord shall have the right at all times during the Term to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with this Section 27 or to determine if Hazardous Materials are present in, on or about the Project, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Areas.  The cost of all such inspections, tests and investigations (collectively, “Inspections”) shall be borne by Tenant, if Tenant or any of Tenant’s Representatives are directly or indirectly responsible for any contamination revealed by such Inspections.  The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord’s part to perform Inspections, monitor or otherwise observe the Premises or Tenant’s and Tenant’s Representatives’ activities with respect to Hazardous Materials, including without limitation, Tenant’s operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant’s use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

27.4        Tenant’s Environmental Obligations:  Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises or in any Common Areas (collectively, a “Release”); provided that Tenant has knowledge of such event(s).  Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any Release of Hazardous Materials arising from or related to the acts or omissions of Tenant or Tenant’s Representatives such that the affected portions of the Project and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials.  Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Project.  Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord’s prior written consent.  In the event of a Release caused by the acts or omissions of Tenant or Tenant’s Representatives, Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof.  If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon written demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work.  All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises and the other portions of the Project after the satisfactory completion of such work.

27.5        Environmental Indemnity:  Tenant shall, protect, indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless from and against any and all Claims (including, without limitation, diminution in value of any portion of the Premises or the Project, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord’s marketing of any space within the Project) arising at any time during or after the Term in connection with or related to, directly or indirectly, the use, presence or Release of Hazardous Materials on, in or about any portion of the Project as a result (directly or indirectly) of the acts or omissions of Tenant or any of Tenant’s Representatives.  Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Project nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto.  Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 27.5 due to Landlord’s status as either an “owner” or “operator” under any Environmental Laws.

27.6        Mold:  Tenant, at its sole cost and expense, will regularly monitor the Premises for the presence of mold or any conditions that reasonably can be expected to give rise to mold, such as by way of example but not limitation, water damage, mold growth, repeated complaints of respiratory ailments or eye irritation by persons occupying the Premises or any notice from a governmental authority of complaints of indoor air quality at the Premises.  If Tenant discovers the existence of any mold or conditions referred to above, Tenant will notify Landlord and, if requested by Landlord, retain an industrial hygienist or other professional mold consultant to conduct an inspection and prepare a report for Tenant and Landlord.  If the inspection report concludes that mold is present in the Premises, Tenant, at its sole cost and expense, will hire a contractor that satisfies the requirements of Section 10 that specializes in mold remediation to prepare a remediation plan for the Premises. If the inspection report concludes that mold is present in the Premises due in whole or in part to actions, omissions or negligence of Tenant, Tenant will be responsible for the cost of such inspection and the cost of remediation to the extent of Tenant’s responsibility for the presence of mold at or within the Premises.  If the inspection report concludes that mold is present in the Premises due in whole or in part to actions, omissions or negligence of Landlord, Landlord will be responsible for the cost of such inspection and the cost of remediation to the extent of Landlord’s responsibility for the presence of mold at or within the Premises. Any remediation plan will be subject to the approval of Landlord, which approval will not be unreasonably withheld or delayed.  Upon Landlord’s approval of the plan, the contractor will promptly carry out the work contemplated in the plan in accordance with Laws.  To the extent required by applicable state or local health or safety requirements, occupants and visitors to the Premises will be notified of the conditions and the schedule for the remediation. Landlord will have a reasonable opportunity to inspect the remediated portion of the Premises after completion of the remediation. The contractor performing the remediation will provide a written certification to Landlord and Tenant that the remediation has been completed in accordance with Laws.  Tenant covenants and agrees to indemnify, protect, defend (by counsel reasonably acceptable to Landlord) and save Landlord and any Indemnitee harmless against and from any and all Claims, known or unknown, foreseen or unforeseen, contingent or otherwise, which may at any time be imposed upon, incurred by or asserted or awarded against Landlord, any Indemnitee or the Premises (which for purposes of this Section shall be deemed to include any parking and/or storage space) or any portion thereof and arising from or out of any mold on, in, under or affecting all or any portion of the Premises, introduced by Tenant or any Tenant Representative including, without limitation, (i) the costs of removal of any and all mold from all or any portion of the Premises, (ii) additional costs required to take necessary precautions to protect against the release of mold on, in, under or affecting the Premises, into the air, any body of water, any other public domain or any surrounding areas, and (iii) any costs incurred to comply with all Environmental Laws.  The foregoing indemnity shall not apply to mold which (i) was not introduced by Tenant or any Tenant Representative and/or (ii) may be located in the Premises at or prior to the occupancy of the Premises or any other part of the Building by Tenant or any Tenant Representative or, if sooner, the initial commencement (heretofore or hereafter) of any work, construction, repairs or alterations therein by Tenant or any Tenant Representative.

27.7        Survival:  Tenant’s obligations and liabilities under this Section 27 shall survive the expiration or earlier termination of this Lease.  If Landlord determines that the condition of any portion of the Project violates the provisions of this Lease with respect to Hazardous Materials, then Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed prior to the appearance of such Hazardous Materials (except for reasonable wear and tear, casualty and condemnation), including without limitation, performing closures as required by any Environmental Laws.  For purposes hereof, the term “reasonable wear and tear” shall not include any deterioration in the condition or diminution of the value of any portion of the Project in any manner whatsoever related to directly, or indirectly, Hazardous Materials.  Any such holdover by Tenant will be with Landlord’s consent and will not be terminable by Tenant in any event or circumstance until Landlord and Tenant mutually agree that closure is complete.

28.          Financial Statements

Tenant represents and warrants that any financial statements provided by it to Landlord were true, correct and complete when provided, and that no material adverse change has occurred since that date that would render them inaccurate or misleading.  Subject to restrictions on disclosure under applicable Law, Tenant, within fifteen (15) days after request, shall provide Landlord with current audited or certified financial statements and such other information with respect to Tenant and any guarantor hereunder as Landlord may reasonably request in order to create a “business profile” of Tenant and determine Tenant’s ability to fulfill its obligations under this Lease, but in no event more frequently than twice per calendar year.  In addition, Tenant agrees upon prior written request to meet with Landlord, any lender or prospective purchaser during normal business hours at mutually convenient times, from time to time, to discuss such information about Tenant’s business and financial condition requested by Landlord.

29.          General Provisions

29.1        Time:  Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

29.2        Successors and Assigns:  The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

29.3        Recordation:  Tenant shall not record this Lease or a short form memorandum hereof.

29.4        Landlord Exculpation:  The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the actual interest of Landlord and its present or future partners or members in the Building, and Tenant agrees to look solely to Landlord’s interest in the Building (including the proceeds from any sale thereof) for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, members, directors, officers, shareholders, agents or employees of Landlord, including without limitation, any property management company of Landlord (collectively, the “Landlord Parties”).  It is the parties’ intention that Landlord and the Landlord Parties shall not in any event or circumstance be personally liable, in any manner whatsoever, for any judgment or deficiency hereunder or with respect to this Lease.  The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Building.

29.5        Severability and Governing Law:  Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provisions shall remain in full force and effect.  This Lease shall be enforced, governed by and construed in accordance with the laws of the State of California.

29.6        Attorneys’ Fees:  Tenant shall pay to Landlord on demand all reasonable attorney’s fees, costs and expenses incurred by Landlord in recovery of any Rent or enforcement of Landlord’s rights under this Lease.  Furthermore, if Landlord or Tenant employs an attorney to assert or defend any action arising out of the breach of any term, covenant or provision of this Lease, or to bring legal action for the unlawful detainer of the Premises, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorney’s fees and costs of suit incurred in connection therewith.  For purposes of this Section 29.6 a party shall be considered to be the “prevailing party” to the extent that (i) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial, or alternative dispute resolution process), (ii) such party did not initiate the litigation and either (1) received a judgment in its favor, or (2) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief which it sought, or (iii) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking.  With respect to any matter as to which Tenant requests Landlord’s consent or approval hereunder, or if Tenant requests any waiver, modification, or amendment of any provisions hereof, Tenant shall, whether or not any such consent, approval, waiver, modification or amendment, is agreed to, pay to Landlord as Rent hereunder all of Landlord’s reasonable out of pocket costs (including, without limitation, reasonable attorneys’ fees and engineers’ fees) incurred by Landlord in connection with the review of such matter and preparation and negotiation of documentation in connection therewith.

29.7        Entire Agreement:  It is understood and agreed that there are no oral agreements between the parties hereto affecting this Lease and this Lease (including all exhibits and addenda) supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  This Lease, all exhibits attached hereto, and any separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith (a) contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, and (b) shall be considered to be the only agreement between the parties hereto and their representatives and agents.  This Lease may not be modified, deleted or added to except by a writing signed by the parties hereto.  All negotiations and oral agreements have been merged into and are included herein.  There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.  The parties acknowledge that (i) each party and/or its counsel have reviewed and revised this Lease, and (ii) no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation or enforcement of this Lease or any amendments or exhibits to this Lease or any document executed and delivered by either party in connection with this Lease.

29.8        Warranty of Authority:  Each person executing this Lease on behalf of a party represents and warrants that (i) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (ii) if such party is a limited liability company, partnership, corporation or trustee, that such limited liability company, partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder.  Tenant hereby warrants that this Lease is legal, valid and binding upon Tenant and enforceable against Tenant in accordance with its terms.

29.9        Notices:  All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, delivered by a nationally recognized same-day or overnight courier (e.g. FedEx or UPS) or delivered personally (i) to Tenant at the Tenant’s Address set forth in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at Landlord’s Address set forth in the Basic Lease Information, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant.  Any Notice will be deemed given on the date it is mailed as provided in this Section 29.9, upon the first (1st) business day after delivery to a nationally recognized overnight courier, on the date of delivery by a nationally recognized same-day courier , or upon the date personal delivery is made.

29.10      Joint and Several; Covenants and Conditions:  If Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several.  Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

29.11      Confidentiality:  Tenant acknowledges that the contents of this Lease and any related documents are confidential information.  Tenant shall keep and maintain such information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space planning consultants.

29.12      Landlord Renovations:  Tenant acknowledges that Landlord may from time to time, at Landlord’s sole option, renovate, improve, develop, alter, or modify (collectively, “Renovations”) portions of the Building, Premises, Common Areas and the Project, including without limitation, systems and equipment, roof, and structural portions of the same; provided Landlord shall utilize commercially reasonable efforts to minimize the disruption and interference with Tenant’s business and operations at the Premises.  In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building.  Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent.  Landlord shall have no responsibility, or for any reason be liable to Tenant, for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s Property, Alterations or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations; provided Landlord shall utilize commercially reasonable efforts to minimize the disruption and interference with Tenant’s business and operations at the Premises.

29.13      Waiver of Jury Trial:  To the extent permitted by Law, the parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way related to this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, Building, Park or Project and/or any claim of injury, loss or damage.

29.14      Submission of Lease:  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.15      Anti-Terrorism Provisions:

(i)  Tenant represents and warrants as of the date of this Lease and throughout the Term of this Lease that: (a) Tenant is and will continue to be in compliance with the Anti-Terrorism Laws (as defined below); (b) Tenant is not, and will not be, a Prohibited Person (as defined below); (c) Tenant does not and will not knowingly: (A) conduct any business or engage in any transaction or dealing with any Prohibited Person, or (B) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order 13224 (as defined below); and (d) Tenant has not entered into this Lease directly or indirectly on behalf of, and Tenant is not otherwise acting, directly or indirectly, for or on behalf of any Prohibited Person.  Tenant shall promptly notify Landlord if it has reason to believe that any of the foregoing representations and warranties are no longer correct.

(ii)  For the purposes hereof: (a) “Anti-Terrorism Laws” means any laws related to terrorism or money laundering, including Executive Order 13224 and the USA Patriot Act (as defined below), and any regulations promulgated under either of them; (b) “Executive Order 13224” means Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001; (c) “Person” means any individual, corporation, partnership, joint venture, limited liability company, association, bank, joint-stock company, trust, unincorporated organization or government, or an agency or political subdivision thereof; (d) “Prohibited Person” means (A) a Person subject to the provisions of Executive Order 13224; (B) a Person owned or controlled by, or acting for or on behalf of, an entity that is subject to the provisions of Executive Order 13224; (C) a Person with whom Tenant is prohibited from dealing by any of the Anti-Terrorism Laws; (D) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order 13224; (E) a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department’s Office of  Foreign Assets Control; or (F) a Person who is affiliated with a Person described in clauses (A) through (E) above; and (e) “USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56, as may be amended from time to time.

(iii)  Tenant shall defend, indemnify, and hold harmless Landlord, its members, trustees and agents and its and their respective employees, officers, directors and members from and against any and all Claims, arising from or related to any breach of the foregoing representations and warranties.

(iv)  Tenant acknowledges and agrees that, notwithstanding anything to the contrary in this Lease, Landlord may withhold its consent to any Transfer if the prospective assignee or subtenant is a Prohibited Person.

29.16      Independent Obligations:  The obligation of Tenant to pay Rent hereunder and the obligation of Tenant to perform Tenant’s other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder and are independent of the Landlord’s performance of Landlord’s duties and obligations hereunder.  Except as expressly provided in this Lease, Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, abate or deduct from, or offset against Rent.

30.          Signs

All signs and graphics of every kind visible in or from public view shall be subject to (i) Landlord’s prior written approval and (ii), and in compliance with, all applicable Laws, Development Documents, Recorded Matters, Rules and Regulations, and Landlord’s sign criteria (“Sign Criteria”) as same may exist from time to time.  Landlord shall cooperate with Tenant in obtaining required governmental approvals for all approved signage.  Tenant shall remove all such signs and graphics prior to the expiration or earlier termination of this Lease.  Such installations and removals shall be made in a manner as to avoid damage or defacement of the Premises and all other affected portions of the Project.  Tenant shall repair any such damage, including without limitation, discoloration caused by such installation or removal.  Landlord shall have the right, at its option, to deduct from the Security Deposit such sums as are reasonably necessary to remove such signs and make any repairs necessitated by such removal.  Notwithstanding the foregoing, in no event shall any: (a) neon, flashing or moving sign(s) or (b) sign(s) which are likely to interfere with the visibility of any sign, canopy, advertising matter, or decoration of any kind of any other business or occupant of the Building or other portions of the Project be permitted hereunder.  Tenant further agrees to maintain each such sign and graphics, as may be approved, in good condition and repair at all times.  Subject to the terms and conditions of this Lease, including, without limitation, Landlord’s approval rights pursuant to this Section 30 and Exhibit B, Tenant shall be permitted to install its signage: (A) on the sign located at the main entrance to the Building, (B) on the existing Building monument sign located in the landscaped area at the corner of Plumeria Drive and Montague Expressway, and (C) on the exterior wall on the Montague Expressway side of the Building, and the costs of all such signage and the installation thereof shall be paid for with the Tenant Improvement Allowance.  Landlord acknowledges that Tenant’s signage existing as of the Lease Date is hereby approved.

31.          Mortgagee Protection

Upon any default on the part of Landlord, Tenant will give written Notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with Notice of their interest together with an address for receiving Notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.  If such default cannot be cured within such time period, then such additional time as may be necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to completion, in which event this Lease shall not be terminated while such cure is being diligently pursued.  Tenant agrees that each lender to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof.  Tenant shall not make any prepayment of Rent more than one (1) month in advance without the prior written consent of each such lender.  Tenant waives the collection of any deposit from each such lender or purchaser at a foreclosure sale unless said lender or purchaser shall have actually received and not refunded the deposit.  Tenant agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender.  Tenant shall comply with such written direction to pay without determining whether an event of default exists under such lender’s loan to Landlord.  If, in connection with obtaining financing for the Premises or any other portion of the Project, Landlord’s lender shall request reasonable modification(s) to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially and adversely affect Tenant’s rights hereunder, including Tenant’s use, occupancy or quiet enjoyment of the Premises.

32.          Warranties of Tenant

Tenant warrants and represents to Landlord, for the express benefit of Landlord, that Tenant has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted hereby, and that, based upon said independent evaluation, Tenant has elected to enter into this Lease and hereby assumes all risks with respect thereto.  Tenant further warrants and represents to Landlord, for the express benefit of Landlord, that in entering into this Lease, Tenant has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth herein and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Tenant, which is not expressly incorporated herein, is hereby waived by Tenant.

33.          Brokerage Commission

Landlord and Tenant each represents and warrants for the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, except for the Broker(s) specified in the Basic Lease Information, and that it knows of no other real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder’s fee in connection with this Lease or otherwise based upon contacts between the claimant and Tenant.  Each party shall indemnify and hold harmless the other from and against any and all Claims with respect to a fee or commission by any real estate broker, agent or finder in connection with the Premises and this Lease other than the Broker(s) (if any) resulting from the actions of the indemnifying party.  Unless expressly agreed to in writing by Landlord and the Broker(s), no real estate brokerage commission or finder’s fee shall be owed to, or otherwise payable to, the Broker(s) for any renewals or other extensions of the initial term of this Lease or for any additional space leased by Tenant other than the Premises as same exists as of the Lease Date.  Tenant further represents and warrants to Landlord that Tenant will not receive (i) any portion of any brokerage commission or finder’s fee payable to the Broker(s) in connection with this Lease, or (ii) any other form of compensation or incentive from the Broker(s) with respect to this Lease.

34.          Quiet Enjoyment

Landlord covenants with Tenant, upon the paying of Rent and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, during the periods that Tenant is not otherwise in Default of this Lease, and subject to the rights of any of Landlord’s lenders, (i) that Tenant shall and may peaceably and quietly have, hold, occupy and enjoy the Premises and Common Areas during the Term, and (ii) neither Landlord, nor any successor or assign of Landlord, shall disturb Tenant’s occupancy or enjoyment of the Premises and Common Areas.  The foregoing covenant is in lieu of any other covenant express or implied.

35.          Satellite Dish

Tenant shall have the non-exclusive right (but only to the extent permitted by the City of San Jose and all agencies and governmental authorities having jurisdiction thereof), at Tenant’s sole cost and expense, to install and operate up to two (2) antennae or satellite dishes (“Satellite Dishes”) along with any necessary cables (“Cables”) on a portion of the roof of the Building to be designated by Landlord (“Roof Space”) for the Term of the Lease (the Satellite Dishes and Cables are hereinafter collectively referred to as the “Equipment”).  The location, size and design of the Equipment shall be subject to Landlord’s approval, not to unreasonably withheld and which best promotes the safety, aesthetics and efficiency of the Equipment; provided, all of the Equipment and any modifications thereto or placement thereof shall be (i) at Tenant’s sole cost and expense, (ii) contained visually within the roof screen, (iii) installed and operated to Landlord’s reasonable specifications (including the requirement that any installation of Equipment be performed by Landlord’s contractor), and (iv) installed, maintained, operated and removed in accordance with all Recorded Matters and applicable Laws.  All modifications to the Building, including the Roof Space, if any, shall be reasonably approved by Landlord prior to commencement of any work with respect to the Equipment.  No additional rent shall be paid by Tenant for use of the Roof Space and operation of the Equipment.  The Equipment shall remain the property of Tenant and Tenant shall remove the Equipment upon the expiration or earlier termination of the Lease.  Tenant shall restore the Roof Space and any other portion of the Buildings affected by the Equipment to its original condition, excepting ordinary wear and tear and/or damage or destruction due to fire or other casualty not caused directly or indirectly by Tenant, its agents, employees, contractors or the Equipment or any part thereof.  Tenant may not assign, lease, rent, sublet or otherwise transfer any of its interest in the Roof Space or the Equipment except together with the remainder of all of the Premises as more particularly set forth in Section 14.  Each of the other provisions of this Lease shall be applicable to the Equipment and the use of the Roof Space by Tenant, including without limitation, Sections 11 and 13 of this Lease.  The Equipment shall comply with all-non-interference rules of the Federal Communications Commission.  If applicable, Tenant shall provide to Landlord a copy of (i) the Federal Communications Commission (or other agency) grant which has awarded frequencies to Tenant and (ii) a list of Tenant’s frequencies.  Anything to the contrary contained herein notwithstanding, if, during the Lease Term, as such Term may be extended, Landlord, in its reasonable judgment, believes that the Equipment poses a human health or environmental hazard that cannot be remediated or has not been remediated within ten (10) days after Tenant has been notified thereof, then Tenant shall immediately cease all operations of the Equipment and Tenant shall remove all of the Equipment within thirty (30) days thereafter.  To the best of Tenant’s knowledge, Tenant represents to Landlord that the Equipment shall not emit or project any electro-magnetic fields which pose a human health or environmental hazard.  In addition, Tenant shall be responsible for insuring the Equipment and Landlord shall have no responsibility therefor.  Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord) and hold harmless Landlord from any and all claims, demands, losses, liabilities, damages, judgments, costs and expenses (including reasonable attorneys’ fees) Landlord may suffer or incur arising out of or related to the installation, use, operation, maintenance, replacement and/or removal of the Equipment or any portion thereof.

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IN WITNESS WHEREOF, this Lease is executed by the parties as of the Lease Date specified in the Basic Lease Information.

TENANT:		LANDLORD:

TECHWELL, INC.,		FSP MONTAGUE BUSINESS CENTER CORP.,
a Delaware corporation		a Delaware corporation

By:	/s/ Hiro Kozato	By:	/s/ George J. Carter
Name:	Hiro Kozato	Name:	George J. Carter
Title:	Chief Executive Officer/President	Title:	President

By:	/s/ Mark Voll
Name:	Mark Voll
Title:	Chief Financial Officer

Exhibit A
Premises

This exhibit, entitled “Premises”, is and shall constitute Exhibit A to that certain Lease Agreement dated November 6, 2006 (the “Lease”), by and between FSP Montague Business Center Corp., a Delaware corporation (“Landlord”) and Techwell, Inc., a Delaware corporation (“Tenant”) for the leasing of certain premises located in the Montague Business Center at 408 East Plumeria Drive, San Jose, California (the “Premises”).

The Premises consist of the rentable square footage of space specified in the Basic Lease Information and has the address specified in the Basic Lease Information.  The Premises are a part of and are contained in the Building specified in the Basic Lease Information.  The cross-hatched area depicts the Premises within the Building:

Exhibit A, Page 1

Exhibit B
Tenant Improvements

This exhibit, entitled “Tenant Improvements”, is and shall constitute Exhibit B to that certain Lease Agreement dated November 6, 2006 (the “Lease”), by and between FSP Montague Business Center Corp., a Delaware corporation (“Landlord”), and Techwell, Inc., a Delaware corporation (“Tenant”), for the leasing of certain premises located at Montague Business Center at 408 East Plumeria Drive, San Jose, California (the “Premises”).  The terms, conditions and provisions of this Exhibit B are hereby incorporated into and are made a part of the Lease.  Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease:

1.             Tenant To Construct Tenant Improvements.  Subject to the provisions below, Tenant shall be solely responsible for the planning, construction and completion of the interior tenant improvements to the Premises and Tenant’s exterior signage (“Tenant Improvements”) to the Premises in accordance with the terms and conditions of this Exhibit B.  The Tenant Improvements shall not include any of Tenant’s personal property, trade fixtures, furnishings (except as herein provided), equipment or similar items.

2.             Tenant Improvement Plans.

A.            Preliminary Plans and Specifications.  Promptly after execution of the Lease, Tenant shall retain a licensed and insured architect (“Architect”) to prepare preliminary working architectural and engineering plans and specifications (“Preliminary Plans and Specifications”) for the Tenant Improvements.  Tenant shall deliver the Preliminary Plans and Specifications to Landlord. The Preliminary Plans and Specifications shall be in sufficient detail to show locations, types and requirements for all heat loads, people loads, floor loads, power and plumbing, regular and special HVAC needs, telephone communications, telephone and electrical outlets, lighting, lighting fixtures and related power, and electrical and telephone switches.  Landlord shall reasonably approve or disapprove the Preliminary Plans and Specifications within five (5) days after Landlord receives the Preliminary Plans and Specifications and, if disapproved, Landlord shall return the Preliminary Plans and Specifications to Tenant, who shall make all necessary revisions within ten (10) days after Tenant’s receipt thereof.  This procedure shall be repeated until Landlord approves the Preliminary Plans and Specifications.  The approved Preliminary Plans and Specifications, as modified, shall be deemed the “Final Preliminary Plans and Specifications”.  Notwithstanding the foregoing provisions of this Paragraph 2.A., Landlord and Tenant hereby approve the Preliminary Plans and Specifications attached hereto as Schedule 1

B.            Final Plans and Specifications.  After the Final Preliminary Plans and Specifications are approved by Landlord and are deemed to be the Final Preliminary Plans and Specifications, Tenant shall cause the Architect to prepare in twenty (20) days following Landlord’s approval of the Final Preliminary Plans and Specifications the final working architectural and engineering plans, specifications and drawings, (“Final Plans and Specifications”) for the Tenant Improvements. Tenant shall then deliver the Final Plans and Specifications to Landlord.  Landlord shall reasonably approve or disapprove the Final Plans and Specifications within five (5) days after Landlord receives the Final Plans and Specifications and, if disapproved, Landlord shall return the Final Plans and Specifications to Tenant who shall make all necessary revisions within ten (10) days after Tenant’s receipt thereof. This procedure shall be repeated until Landlord approves, in writing, the Final Plans and Specifications.  The approved Final Plans and Specifications, as modified, shall be deemed the “Construction Documents”.

C.            Miscellaneous.  All deliveries of the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents shall be delivered by messenger service, by personal hand delivery or by overnight parcel service.  While Landlord has the right to approve the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, Landlord’s interest in doing so is to protect the Premises, the Building and Landlord’s interest.  Accordingly, Tenant shall not rely upon Landlord’s approvals and Landlord shall not be the guarantor of, nor responsible for, the adequacy and correctness or accuracy of the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, or the compliance thereof with applicable laws, and Landlord shall incur no liability of any kind by reason of granting such approvals.

D.            Building Standard Work. The Construction Documents shall provide that the Tenant Improvements to be constructed in accordance therewith must be at least equal, in quality, to Landlord’s building standard materials, quantities and procedures then in use by Landlord (“Building Standards”) attached hereto as Exhibit B-2, and shall consist of improvements which are generic in nature.  Notwithstanding the foregoing Building Standards, all finishes to be constructed and finish materials to be used as part of the Tenant Improvements (including but not limited to, doors, door frames, hardware, drywall texture, ceiling grid, ceiling tiles, light fixtures and ceiling height) shall match existing specifications, finishes and finish materials in the Premises to the extent possible.

E.             Construction Agreements. Tenant hereby covenants and agrees that a provision shall be included in each and every agreement made with the Architect and the Contractor with respect to the Tenant Improvements specifying that Landlord shall be a third party beneficiary thereof, including without limitation, a third party beneficiary of all covenants, representations, indemnities and warranties made by the Architect and/or Contractor.

3.             Permits. Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall obtain all governmental approvals of the Construction Documents to the full extent necessary for the issuance of a building permit for the Tenant Improvements based upon such Construction Documents.  Tenant at its sole cost and expense shall also cause to be obtained all other necessary approvals and permits from all governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements in accordance with the approved Construction Documents.  Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall undertake all steps necessary to insure that the construction of the Tenant Improvements is accomplished in strict compliance with all statutes, laws, ordinances, codes, rules, and regulations applicable to the construction of the Tenant Improvements and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Premises and/or the Building.

4.             Construction.

A.            Tenant shall be solely responsible for the construction, installation and completion of the Tenant Improvements in accordance with the Construction Documents approved by Landlord and is solely responsible for the payment of all amounts when payable in connection therewith without any cost or expense to Landlord, except for Landlord’s obligation to contribute the Tenant Improvement Allowance in accordance with the provisions of Paragraph 5 below.  Tenant shall diligently proceed with the construction, installation and completion of the Tenant Improvements in accordance with the Construction Documents and the completion schedule reasonably approved by Landlord.  No material changes shall be made to the Construction Documents and the completion schedule approved by Landlord without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed.

B.            Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall employ a licensed, insured and bonded general contractor (“Contractor”) to construct the Tenant Improvements in accordance with the Construction Documents. The construction contracts between Tenant and the Contractor and between the Contractor and subcontractors shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed.  Proof that the Contractor is licensed in California, is bonded as required under California law, and has the insurance specified in Exhibit B-1, attached hereto and incorporated herein by this reference, shall be provided to Landlord at the time that Tenant requests approval of the Contractor from Landlord. Tenant shall comply with or cause the Contractor to comply with all other terms and provisions of Exhibit B-1.

Exhibit B, Page 1

C.            Prior to the commencement of the construction and installation of the Tenant Improvements, Tenant shall provide the following to Landlord, all of which shall be to Landlord’s reasonable satisfaction:

(i)            An estimated budget and cost breakdown for the Tenant Improvements.

(ii)           Estimated completion schedule for the Tenant Improvements.

(iii)          Copies of all required approvals and permits from governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements; provided, however, if prior to commencement of the construction and installation of Tenant Improvements Tenant has not received the electrical, plumbing or mechanical permits, Tenant shall only be required to provide Landlord with evidence that Tenant has made application therefor, and, upon receipt by Tenant of such permits, Tenant shall promptly provide Landlord with copies thereof.

(iv)          Evidence of Tenant’s procurement of insurance required to be obtained pursuant to the provisions of Paragraphs 4.B and 4.G.

D.            Landlord shall at all reasonable times have a right to inspect the Tenant Improvements (provided Landlord does not materially interfere with the work being performed by the Contractor or its subcontractors) and Tenant shall immediately cease work upon written notice from Landlord if the Tenant Improvements are not in compliance with the Construction Documents approved by Landlord.  If Landlord shall give notice of faulty construction or any other deviation from the Construction Documents, Tenant shall cause the Contractor to make corrections promptly. However, neither the privilege herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any rights of Landlord to require good and workmanlike construction and improvements constructed in accordance with the Construction Documents.

E.             Subject to Landlord complying with its obligations in Paragraph 5 below, Tenant shall pay and discharge promptly and fully all claims for labor done and materials and services furnished in connection with the Tenant Improvements. The Tenant Improvements shall not be commenced until five (5) business days after Landlord has received notice from Tenant stating the date the construction of the Tenant Improvements is to commence so that Landlord can post and record any appropriate Notice of Non-responsibility.

F.             Tenant acknowledges and agrees that the agreements and covenants of Tenant in Sections 10 and 9 of the Lease shall be fully applicable to Tenant’s construction of the Tenant Improvements.

G.            Tenant shall maintain, and cause to be maintained, during the construction of the Tenant Improvements, at its sole cost and expense, insurance of the types and in the amounts specified in Exhibit B-1 and in Section 12 of the Lease, together with builders’ risk insurance for the amount of the completed value of the Tenant Improvements on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as the Landlord shall reasonably require in connection with the Tenant Improvements.

H.            No materials, equipment or fixtures shall be delivered to or installed upon the Premises pursuant to any agreement by which another party has a security interest or rights to remove or repossess such items, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

I.              Landlord reserves the right to establish reasonable rules and regulations for the use of the Building during the course of construction of the Tenant Improvements, including, but not limited to, construction parking, storage of materials, hours of work, use of elevators, and clean-up of construction related debris.

J.             Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord the following, all of which shall be to Landlord’s reasonable satisfaction:

(i)            Any certificates required for occupancy, including a permanent and complete Certificate of Occupancy issued by the City of San Jose.

(ii)           A Certificate of Completion signed by the Architect who prepared the Construction Documents, reasonably approved by Landlord.

(iii)          A cost breakdown itemizing all expenses for the Tenant Improvements, together with invoices and receipts for the same or other evidence of payment.

(iv)          Final and unconditional mechanic’s lien waivers for all the Tenant Improvements.

(v)           A Notice of Completion for execution by Landlord, which certificate once executed by Landlord shall be recorded by Tenant in the official records of the County of Santa Clara, and Tenant shall then deliver to Landlord a true and correct copy of the recorded Notice of Completion.

(vi)          A true and complete copy of all as-built plans and drawings for the Tenant Improvements.

5.             Tenant Improvement Allowance.

A.            Subject to Tenant’s compliance with the provisions of this Exhibit B, Landlord shall provide to Tenant an allowance in the amount of Two Hundred Twenty-Three Thousand Two Hundred Sixty Four and 00/100 dollars ($223,264) (the “Tenant Improvement Allowance”) to construct and install only the Tenant Improvements.  The Tenant Improvement Allowance shall be used to design, prepare, plan, obtain the approval of, construct and install the Tenant Improvements, and if applicable, the Furnishings Credit (as defined below), and for no other purpose.  Except as otherwise expressly provided herein, Landlord shall have no obligation to contribute the Tenant Improvement Allowance unless and until the Construction Documents have been approved by Landlord and Tenant has complied with all requirements set forth in Paragraph 4.C. of this Exhibit B.  In addition to the foregoing, Landlord shall have no obligation to disburse all or any portion of the Tenant Improvement Allowance to Tenant unless Tenant makes a progress payment request pursuant to the terms and conditions of Paragraph 5.B. below prior to March 31, 2007.  The costs to be paid out of the Tenant Improvement Allowance shall include all reasonable costs and expenses associated with the design, preparation, approval, planning, construction and installation of the Tenant Improvements (the “Tenant Improvement Costs”), including all of the following:

(i)            All costs of the Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, including costs incurred by Landlord in connection with the review and approval thereof, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation:

(ii)           All costs of obtaining building permits and other necessary authorizations from local governmental authorities;

(iii)          All costs of interior design and finish schedule plans and specifications including as-built drawings, if applicable;

Exhibit B, Page 2

(iv)          All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by the Contractor in connection with the construction of the Tenant Improvements; provided, however, that the construction fee for overhead and profit, the cost of all on-site supervisory and administrative staff, office, equipment and temporary services shall not exceed amounts which are reasonable and customary for such items in the local construction industry;

(v)           All fees payable to the Architect and any engineer if they are required to redesign any portion of the Tenant Improvements following Tenant’s and Landlord’s approval of the Construction Documents;

(vi)          Utility connection fees;

(vii)         Inspection fees and filing fees payable to local governmental authorities, if any;

(viii)        All costs of all permanently affixed equipment and non-trade fixtures provided for in the Construction Documents, including the cost of installation;

(ix)           A construction management fee payable to Landlord in the amount of two and one-half percent (2 1/2%) of the aggregate of the principal amount of the Amortized Excess TI Costs (defined below) and the Tenant Improvement Allowance (the “CM Fee”); and

(x)            Provided the Tenant Improvement Allowance is not used in its entirety pursuant to the foregoing Tenant Improvement Costs, then Tenant shall have the right to reimbursement of up to Fifty-Five Thousand Eight Hundred Sixteen Dollars ($55,816) (the “Furnishings Credit”) for new furniture in the Premises.

The Tenant Improvement Allowance shall be the maximum contribution by Landlord for the Tenant Improvement Costs, and the disbursement of the Tenant Improvement Allowance is subject to the terms contained hereinbelow.

B.            Except for payment of the CM Fee, and subject to Paragraph 5.A. above, Landlord will make payments to Tenant from the Tenant Improvement Allowance to reimburse Tenant for Tenant Improvement Costs paid or incurred by Tenant.  Payment of the CM Fee shall be the first payment from the Tenant Improvement Allowance and shall be made by means of a deduction or credit against the Tenant Improvement Allowance.  Tenant shall be entitled to submit up to two (2) requests for reimbursement of the Tenant Improvement Allowance with each such payment conditioned on satisfaction of the following conditions precedent: (a) receipt by Landlord of conditional mechanics’ lien releases for the work completed and to be paid by said progress payment, conditioned only on the payment of the sums set forth in the mechanics’ lien release, executed by the Contractor and all subcontractors, labor suppliers and materialmen; (b) receipt by Landlord of unconditional mechanics’ lien releases from the Contractor and all subcontractors, labor suppliers and materialmen for all work other than that being paid by the current progress payment previously completed by the Contractor, subcontractors, labor suppliers and materialmen and for which Tenant has received funds from the Tenant Improvement Allowance to pay for such work; (c) receipt by Landlord of any and all documentation reasonably required by Landlord detailing the work that has been completed and the materials and supplies used as of the date of Tenant’s request for the progress payment, including, without limitation, invoices, bills, or statements for the work completed and the materials and supplies used; and (d) completion by Landlord or Landlord’s agents of any inspections of the work completed and materials and supplies used as deemed reasonably necessary by Landlord.  Except for the CM Fee payment (credit), Tenant Improvement Allowance payments shall be paid to Tenant within fourteen (14) days from the satisfaction of the conditions set forth in the immediately preceding sentence. The preceding notwithstanding, all Tenant Improvement Costs paid or incurred by Tenant prior to Landlord’s approval of the Construction Documents in connection with the design and planning of the Tenant Improvements by Architect shall be paid from the Tenant Improvement Allowance, without any retention, within fourteen (14) days following Landlord’s receipt of invoices, bills or statements from Architect evidencing such costs. Notwithstanding the foregoing to the contrary, Landlord shall be entitled to withhold and retain twenty percent (20%) of the Tenant Improvement Allowance or of any Tenant Improvement Allowance payment until the Landlord has received all of the documents set forth in Paragraph 4.J. above or, at Landlord’s election, lien-free expiration of the time for filing of any mechanics’ liens claimed or which might be filed on account of any work ordered by Tenant or the Contractor or any subcontractor in connection with the construction and installation of the Tenant Improvements.

C.            Landlord shall not be obligated to pay any Tenant Improvement Allowance reimbursement or the Tenant Improvement Allowance retention if on the date Tenant is entitled to receive the Tenant Improvement Allowance reimbursement or the Tenant Improvement Allowance retention, there is an event of default under this Lease.  Such payments shall resume upon Tenant curing any such event of default within the time periods which may be provided for in the Lease.

D.            Should the total cost of constructing the Tenant Improvements be less than the Tenant Improvement Allowance, the Tenant Improvement Allowance shall be automatically reduced to the amount equal to said actual cost.

6.             Termination.  If the Lease is terminated prior to the date on which the Tenant Improvements are completed, for any reason due to the Default of Tenant hereunder, in addition to any other remedies available to Landlord under the Lease, Tenant shall pay to Landlord as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.  Subject to the provisions of Section 10.2 of the Lease, upon the expiration or earlier termination of the Lease, Tenant shall not be required to remove the Tenant Improvements (with the exception of Tenant’s furniture) it being the intention of the parties that the Tenant Improvements (with the exception of Tenant’s furniture) are to be considered incorporated into the Building.

7.             Lease Provisions; Conflict.  The terms and provisions of the Lease, insofar as they are applicable, in whole or in part, to this Exhibit B, are hereby incorporated herein by reference, and specifically including all of the provisions of Section 29 of the Lease.  In the event of any conflict between the terms of the Lease and this Exhibit B, the terms of this Exhibit B shall prevail.  Any amounts payable by Tenant to Landlord hereunder shall be deemed to be Additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all rights and remedies available to it as provided for in the Lease.

Exhibit B, Page 3

Exhibit B-1
Construction Insurance Requirements

Before commencing work, the contractor shall procure and maintain at its sole cost and expense until completion and final acceptance of the work, at least the following minimum levels of insurance.

A.            Workers’ Compensation in statutory amounts and Employers Liability Insurance in the minimum amounts of $100,000 each accident for bodily injury by accident and $100,000 each employee for bodily injury by disease with a $500,000 policy limit, covering each and every worker used in connection with the contract work.

B.            Comprehensive General Liability Insurance on an occurrence basis including, but not limited to, protection for Premises/Operations Liability, Broad Form Contractual Liability, Owner’s and Contractor’s Protective, and Products/Completed Operations Liability*, in the following minimum limits of liability.

Bodily Injury, Property Damage, and
Personal Injury Liability	$2,000,000/each occurrence
$3,000,000/aggregate

*              Products/Completed Operations Liability Insurance is to be provided for a period of at least one (1) year after completion of work.

Coverage should include protection for Explosion, Collapse and Underground Damage.

C.            Comprehensive Automobile Liability Insurance with the following minimum limits of liability.

Bodily Injury and Property	$1,000,000/each occurrence
Damage Liability	$2,000,000/aggregate

This insurance will apply to all owned, non-owned or hired automobiles to be used by the Contractor in the completion of the work.

D.            Umbrella Liability Insurance in a minimum amount of five million dollars ($5,000,000), providing excess coverage on a following-form basis over the Employer’s Liability limit in Paragraph A and the liability coverages outlined in Paragraphs B and C.

E.             Equipment and Installation coverages in the broadest form available covering Contractor’s tools and equipment and material not accepted by Tenant.  Tenant will provide Builders Risk Insurance on all accepted and installed materials.

All policies of insurance, duplicates thereof or certificates evidencing coverage shall be delivered to Landlord prior to commencement of any work and shall name Landlord, and its partners and lenders as additional insureds as their interests may appear.  All insurance policies shall (1) be issued by a company or companies licensed to be business in the state of California, (2) provide that no cancellation, non-renewal or material modification shall be effective without thirty (30) days prior written notice provided to Landlord, (3) provide no deductible greater than $15,000 per occurrence, (4) contain a waiver to subrogation clause in favor of Landlord, and its partners and lenders, and (5) comply with the requirements of Sections 12.2, 12.3 and 12.4 of the Lease to the extent such requirements are applicable.

Exhibit B, Page 4

Exhibit B-2
Building Standards

Outline Specification for
New Office Build-Out in R&D Buildings

Notwithstanding any of the below specifications and standards, all finishes to be constructed and finish materials to be used as part of the Tenant Improvements shall match existing finishes and finish materials in the Premises to the extent possible.

OFFICE AREA

Demising Partition and Corridor Walls:

Note:      One hr. rated walls where required based on occupancy group.

A.                                   6” 20-gage metal studs at 24” O.C. (or as required by code based on roof height) framed full height from finish floor to surface above.

B.            One (1) layer 5/8” drywall Type “X” both sides of wall, fire taped only.

Interior Partitions:

A.            3-5/8” 25-gage metal studs at 24” O.C. to bottom of T-Bar ceiling grid approximately 9’ 0” high.

B.            One (1) layer 5/8” drywall both sides of wall, smooth ready for paint.

C.            3-5/8” metal studs including all lateral bracing as required by code.

Perimeter Drywall (At Office Areas):

A.                                   3-5/8” metal studs @ 24” O.C. to 12’ 0” above finished floor. (or as required by Title-24 for full height envelope then use demising wall spec.)

B.            One (1) layer 5/8” Type “X” drywall taped smooth and ready for paint.

Column Furring:

A.            Furring channel all sides of 2-1/2” metal studs per details.

B.            One (1) layer 5/8” drywall taped smooth and ready for paint.

C.            Columns within walls shall be furred-out.

Acoustical Ceilings:

Note:      Gyp. Bd. ceiling at all restrooms Typ.

A.            2’ x 4’ standard white T-Bar grid system as manufactured by Chicago Metallic of equal.

B.                                     2’ x 4’ x 5/8” white, no-directional acoustical tile to be regular second look as manufactured by Armstrong or equal.

Painting:

A.                                   Sheetrock walls within office to receive two (2) coats of interior latex paint as manufactured by Kelly Moore or equal.  Some portions of second coat to be single accent color.

B.            Semi-gloss paint all restrooms and lunch rooms.

Window Covering:

A.                                   1” aluminum mini-blinds as manufactured by Levelor, Bali or equal, color to be selected by Legacy Partners Commercial, Inc. (brushed aluminum or white).

B.            Blinds to be sized to fit window module.

VCT:

A.            VCT to be 1/8” x 12” x 12” as manufactured by Armstrong -Excelon Series or equal.

B.            Slabs shall be water proofed per manufacturer recommendations, at sheet vinyl or VCT areas.

Light Fixtures:

A.                                   2” x 4” T-bar lay in 3-tube energy efficient fixture with cool white fluorescent tubes with parabolic lens as manufactured by Lithonia or equal. (Approximately 50 F.C.)

Light Switches:

A.            Switching as required by Title 24.

B.            Switch assembly to be Levinton or equal, color - White

Electrical Outlet:

A.                                   110V duplex outlet in demising or interior partitions only, as manufactured by Leviton or equal, color to be White.

Exhibit B, Page 5

B.                                     Maximum eight (8) outlets per circuit, spacing to meet code or minimum 2 per office, conference room, reception and 2 dedicated over cabinet at lunch room junction boxes above ceiling for large open area with furniture partitions.

C.            Transformers to be a minimum of 20% or over required capacity.

D.            Contractors to inspect electric room and to include all necessary metering cost.

E.             No aluminum wiring is acceptable.

Telephone/Data Outlet:

A.            One (1) single outlet box in wall with pullwire from outlet box to area above T-bar ceiling per office.

B.            Cover plate for phone outlets by telephone/data vendors.

Fire Sprinklers:

As required by fire codes.

Topset Base:

A.            4” rubber base as manufactured by Burke or equal, standard colors only.

B.            4” rubber base at VCT areas.

Toilet Areas:

Wet walls to receive Duraboard or Wonder Board and ceramic tile up to 48”.  Floors to receive ceramic tile with self coved base as required by code.

Carpet:

Note any of the following carpets are acceptable

Designweave:  Alumni 28 oz., Windswept Classic 30 oz. or Stratton Design Series III 30 oz, Structure II 28 oz. (not including border).

Wood Doors:

Shall be 3’ 0” x 9’ 0” x 1-3/4” (unless otherwise specified) solid core, prefinished harmony (rotary N. birch).

Door Frames:

Shall be ACI or equal, 3-3/4” or 4-7/8” throat, brushed, standard aluminum, snap-on trim.

Hardware:

1-1/2 pr. butts F179 Stanley, Latchset  D10S Rhodes Schlage, Lockset D53PD Rhodes Schlage, Dome Type floor stop Gylnn Johnson FB13, Closer 4110LCN (where required) brushed chrome.

Insulation:

By Title 24 insulation.

Plumbing:

A.                                   Shall comply with all local codes and handicapped code requirements. Fixtures shall be either “American Standard”, “Kohler” or “Norris”.  All toilet accessories and grab bars shall be “Bobrick” or equal and approved by owner.

B.                                     Plumbing bid shall include 5 gallon minimum hot water heater, or insta hot with mixer valve including all connections.

Toilet Partitions:

Shall be as manufactured by Fiat, global or equal if approved by owner.  Color to be white or gray.

HVAC:

HVAC units per specifications.

Five (5) year warranty provided on all HVAC compressor units.  All penetrations including curbs and sleepers to be hot moped to Legacy Partners Commercial, Inc. standard.

Warehouse Areas:

Floor - seal concrete with water base clear acrylic sealer.

Fire Extinguishers - 2A 10 BC surface mount by code x by S.F.

400 W metal halide lighting at warehouse minimum 5-7 foot candles.

Note:      All high pile storage requirements are excluded for standard building T.I.

Exhibit B, Page 6

Schedule 1 to Exhibit B
Preliminary Plans and Specification

PRELIMINARY FLOOR PLAN

P-4

PRELIMINARY FLOOR PLAN

PRELIMINARY SPACE PLAN FOR:

TECHWELL, INCORPORATED

SAN JOSE, CALIFORNIA

OWNER REPRESENTATIVE:

FREESTONE PROPERTIES

MENLO PARK, CALIFORNIA

Exhibit B, Page 7

Exhibit C
Rules & Regulations

This exhibit, entitled “Rules & Regulations”, is and shall constitute Exhibit C to that certain Lease Agreement dated for reference purposes as of November 6, 2006 (the “Lease”), by and between FSP Montague Business Center Corp., a Delaware corporation (“Landlord”) and Techwell, Inc., a Delaware corporation (“Tenant”) for the leasing of certain premises located in the Montague Business Center at 408 East Plumeria Drive, San Jose, California (the “Premises”).  The terms, conditions and provisions of this Exhibit C are hereby incorporated into and are made a part of the Lease.  Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease:

1.             Subject to Section 30 of the Lease, no advertisement, picture or sign of any sort shall be displayed on or outside the Premises or the Building without the prior written consent of Landlord.  Landlord shall have the right to remove any such unapproved item without Notice and at Tenant’s expense.

2.             Tenant shall park motor vehicles in those general parking areas, as designated by Landlord, except for loading and unloading.  During those periods of loading and unloading, Tenant shall not unreasonably interfere with (i) traffic flow within the Project and (ii) loading and unloading activities of other tenants.  Tenant shall not regularly park motor vehicles in designated parking areas after the conclusion of normal daily business activity.

3.             Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the prior written consent of Landlord.

4.             All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord.

5.             Subject to Section 27 of the Lease, Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials in or around the Premises, the Building or any portion of the Project.

6.             Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.

7.             Tenant shall not disturb, solicit or canvas any occupant of the Project and shall cooperate to prevent same.

8.             No person shall go on the roof without Landlord’s permission except as otherwise expressly provided in Section 11.1 of the Lease.

9.             Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

10.          All goods, including material used to store goods, delivered to the Premises shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.  Tenant shall not store or permit the storage or placement of goods, merchandise, pallet ors equipment of any sort outside of the Premises, Building or in any of the Common Areas.  No displays or sales of merchandise are allowed in the parking lots or other portions of the Common Areas.

11.          Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces.  No parking or storing of such trailers will be permitted in the auto parking areas of the Project or on streets adjacent thereto.

12.          Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

13.          Tenant is responsible for the storage and removal of all trash and refuse.  All such trash and refuse shall be contained in suitable receptacles and stored behind screened enclosures at locations approved by Landlord.

14.          With the exception of any service animals assisting the disabled, Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in the Premises, Building, Common Areas or Project.

15.          Tenant shall not permit (i) any motor vehicles to be washed in any portion of the Premises or Common Areas, and (ii) any mechanical work or maintenance of motor vehicles to be performed in any portion of the Premises or Common Areas.

Exhibit C, Page 1

Exhibit D
Tenant Improvement Work by Landlord

408 Plumeria Drive
Bench
8" Podocarpus
10'-0"
12" Eucalyptus
12" Eucalyptus
12" Eucalyptus
14" Eucalyptus
6'-0"
Lawn
Lawn
Lawn
Lawn
Lawn
Accent Tree
(Crape Myrtle
Interlocking
Paving Stones
Bollard Light - typ.
(Kim or equal)
Decorative Planter
on Pedestal
Seasonal
Color
Vertical
Monument sign
Plumeria Drive

Exhibit D, Page 1

Exhibit E
Hazardous Materials Disclosure Certificate

Your cooperation in this matter is appreciated.  Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as Tenant.  After a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Section 27 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate.  The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas.  Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement.  Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:  FSP Montague Business Center Corp., a Delaware corporation

Name of (Prospective) Tenant:  Techwell Inc., a California corporation

Mailing Address:  408 East Plumeria Drive, San Jose, California

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of (Prospective) Premises:  408 East Plumeria Drive, San Jose, California

Length of (Prospective) Initial Term:

1.             General Information:

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted.  Existing Tenants should describe any proposed changes to on-going operations.

2.             Use, Storage and Disposal of Hazardous Materials

2.1                               Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises?  Existing Tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes	Yes ☐	No ☐
Chemical Products	Yes ☐	No ☐
Other	Yes ☐	No ☐

If Yes is marked, please explain:

2.2                               If “Yes” is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors.  Existing Tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.             Storage Tanks and Sumps

3.1                               Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises?  Existing Tenants should describe any such actual or proposed activities.

Yes ☐	No ☐

If yes, please explain:

4.             Waste Management

4.1                               Has your company been issued an EPA Hazardous Waste Generator I.D. Number?  Existing Tenants should describe any additional identification numbers issued since the previous certificate.

Yes ☐	No ☐

4.2                               Has your company filed a biennial or quarterly reports as a hazardous waste generator?  Existing Tenants should describe any new reports filed.

Yes ☐	No ☐

If yes, attach a copy of the most recent report filed.

5.             Wastewater Treatment and Discharge

5.1          Will your company discharge wastewater or other wastes to:

storm drain?	sewer?
surface water?	no wastewater or other wastes discharged.

Exhibit E, Page 1

Existing Tenants should indicate any actual discharges.  If so, describe the nature of any proposed or actual discharge(s).

5.2          Will any such wastewater or waste be treated before discharge?

Yes ☐	No ☐

If yes, describe the type of treatment proposed to be conducted.  Existing Tenants should describe the actual treatment conducted.

6.             Air Discharges

6.1                               Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored?  Existing Tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes ☐	No ☐

If yes, please describe:

6.2                               Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit?  Existing Tenants should specify any such equipment being operated in, on or about the Premises.

Spray booth(s)	Incinerator(s)
Dip tank(s)	Other (Please describe)
Drying oven(s)	No Equipment Requiring Air Permits

If yes, please describe:

7.             Hazardous Materials Disclosures

7.1                               Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements?  Existing Tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes ☐	No ☐

If yes, attach a copy of the Management Plan.  Existing Tenants should attach a copy of any required updates to the Management Plan.

7.2                               Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65?  Existing Tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

Yes ☐	No ☐

If yes, please explain:

8.             Enforcement Actions and Complaints

8.1                               With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations?  Existing Tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes ☐	No ☐

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents.  Existing Tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 27 of the signed Lease Agreement.

8.2                               Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes ☐	No ☐

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord.  Existing Tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 27 of the signed Lease Agreement.

8.3                               Have there been any problems or complaints from adjacent Tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns?  Existing Tenants should indicate whether or not there have been any such problems or complaints from adjacent Tenants, owners or other neighbors at, about or near the Premises.

Yes ☐	No ☐

Exhibit E, Page 2

If yes, please describe.  Existing Tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement.

9.                                      Permits and Licenses

9.1                               Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals.  Existing Tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 27 of the Lease Agreement; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord’s/Tenant’s receipt and/or approval of such certificate.  Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant’s indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws;  (i) the delivery of such certificate to Landlord and/or Landlord’s acceptance of such certificate, (ii) Landlord’s review and approval of such certificate, (iii) Landlord’s failure to obtain such certificate from Tenant at any time, or (iv) Landlord’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant’s Representatives.  Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

I (print name)                                      , acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(Prospective) Tenant:

By:

Title:

Date:

Exhibit E, Page 3

Addendum 1
Right of First Offer

This Addendum 1 (the “Addendum”) is incorporated as a part of that certain Lease Agreement dated October __, 2006, by and between FSP Montague Business Center Corp., a Delaware corporation (“Landlord”) and Techwell, Inc., a California corporation (“Tenant”) for the leasing of certain premises located in the Montague Business Center at 408 East Plumeria Drive, San Jose, California (the “Premises”).

1.             Right of First Offer.  During the term of the Lease, subject to the terms and conditions of Section 5 of this Addendum, Tenant shall have a right of first offer (“First Offer Right”) to lease any portion of the rentable area of the Building (the “First Offer Space”), which may become available for lease as provided hereinbelow as determined by Landlord.  For purposes hereof, the First Offer Space shall become available for lease to Tenant (a) if such space is vacant as of the execution of this Lease, then immediately prior to the first time Landlord intends to submit to, or Landlord intends to accept from, a third party a bona fide proposal (or letter of intent) to lease all or any portion of the First Offer Space, and (b) if any portion of the First Offer Space is leased to a third party as of the execution of this Lease, then immediately prior to placing such portion of the First Offer Space on the market for lease to any new tenant. Notwithstanding anything herein to the contrary, Tenant’s First Offer Right set forth herein shall be subject and subordinate to all expansion, first offer and similar rights currently set forth in any lease which has been executed as of the date of execution of this Lease, as such leases may be modified, amended or extended (collectively, the “Superior Rights”).

2.             Terms and Conditions.  Landlord shall give Tenant written notice (the “First Offer Notice”) that either the First Offer Space will or has become available for lease by Tenant as provided above (as such availability is determined by Landlord), or Landlord is negotiating with third parties for the lease of First Offer Space, pursuant to the terms of Tenant’s First Offer Right, as set forth in this Addendum, provided that no holder of Superior Rights desires to lease all or any portion of the First Offer Space.  Any such Landlord’s First Offer Notice delivered by Landlord in accordance with the provisions of Section 1 above shall set forth the terms upon which Landlord would lease the First Offer Space to Tenant, including, without limitation (i) the anticipated date upon which the First Offer Space will be available for lease by Tenant and the commencement date therefor, (ii) the Base Rent payable for the First Offer Space, and (iii) the term of the lease for the First Offer Space.  As of the commencement of the First Offer Space term, Landlord shall deliver to Tenant possession of the First Offer Space in its then existing condition and state of repair, “AS IS”, without any obligation of Landlord to remodel, improve or alter the First Offer Space, to perform any other construction or work of improvement upon the First Offer Space, or to provide Tenant with any construction or refurbishment allowance.  Tenant acknowledges that no representations or warranties of any kind, express or implied, respecting the condition of the First Offer Space, Building, or Park have been made by Landlord or any agent of Landlord to Tenant, except as expressly set forth herein.  Tenant further acknowledges that neither Landlord nor any of Landlord’s agents, representatives or employees have made any representations as to the suitability or fitness of the First Offer Space for the conduct of Tenant’s business, or for any other purpose.  Any exception to the foregoing provisions must be made by express written agreement signed by both parties.

3.             Procedure for Acceptance.  On or before the date which is forty-eight (48) hours after Tenant’s receipt of Landlord’s First Offer Notice (the “Election Date”), Tenant shall deliver written notice to Landlord (“Tenant’s Election Notice”) pursuant to which Tenant shall have the right to elect either to:  (i) lease the entire First Offer Space described in the First Offer Notice upon the terms set forth in the First Offer Notice; or (ii) refuse to lease such First Offer Space identified in the First Offer Notice. If Tenant does not respond in writing to Landlord’s First Offer Notice by the Election Date, Tenant shall be deemed to have elected not to lease the First Offer Space.  If Tenant elects or is deemed to have elected not to lease the First Offer Space, then Tenant’s First Offer Right set forth in this Addendum shall terminate for a period of sixty (60) days and Landlord shall thereafter have the right to lease all or any portion of such First Offer Space to anyone to whom Landlord desires on any terms Landlord desires.

4.             Lease of First Offer Space.  If Tenant timely exercises this First Offer Right as set forth herein, Tenant shall provide Landlord a non-refundable deposit, equivalent to the last month’s Base Rent for the First Offer Space and the parties shall promptly thereafter execute an amendment to the Lease adding such First Offer Space to the Premises on all of the terms and conditions as applicable to the initial Premises, as modified to reflect the terms and conditions as determined pursuant to the foregoing provisions of this Addendum.  Upon full execution of an amendment for the First Offer Space, the non-refundable deposit shall be credited toward Base Rent or the security deposit for the First Offer Space, as agreed between the parties.  Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its First Offer Right provided herein, if at all, with respect to all of the space offered by Landlord to Tenant in Landlord’s First Offer Notice at any particular time, and Tenant may not elect to lease only a portion thereof.

5.             Limitations on, and Conditions to, First Offer Right.  Notwithstanding anything in the foregoing to the contrary, at Landlord’s option, and in addition to all of Landlord’s remedies under this Lease, at law or in equity, the First Offer Right hereinabove granted to Tenant shall not be deemed to be properly exercised if any of the following individual events occur or any combination thereof occur:(i) at any time Tenant is, or has been, in Default of the performance of any of the covenants, conditions or agreements to be performed under this Lease; and/or  (ii) on the scheduled commencement date for Tenant’s lease of the First Offer Space, Tenant is in Default under this Lease; and/or (iii) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises except to an Affiliate pursuant to Section 14.7 of the Lease; and/or (iv) Tenant’s tangible net worth and net assets, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), is insufficient at the time Tenant’s Election Notice is delivered to Landlord to meet the obligations of Tenant under this Lease, as reasonably determined by Landlord; and/or (v) Tenant has failed to exercise properly this First Offer Right in a timely manner in strict accordance with the provisions of this Addendum; and/or (vi) Tenant or an Affiliate permitted pursuant to Section 14.7 of the Lease, is no longer has possession of all or any part of the Premises under the Lease, or if the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease.  Tenant’s First Offer Right to lease the First Offer Space is personal to the original Tenant executing this Lease or an Affiliate permitted pursuant to Section 14.7 of the Lease, and may not be assigned or exercised, voluntarily or involuntarily, by or to, any person or entity other than the original Tenant or an Affiliate permitted pursuant to Section 14.7 of the Lease, and shall only be available to and exercisable by the Tenant or an Affiliate permitted pursuant to Section 14.7 of the Lease when the original Tenant or an Affiliate permitted pursuant to Section 14.7 of the Lease is in actual and physical possession of the entire Premises.

6.             Brokers.  Neither Landlord nor Tenant will be responsible for any brokerage commissions or finder’s fees payable to any broker retained by the other party in connection with any of the First Offer Space described herein, and Landlord and Tenant hereby agree to defend, indemnify and hold each other harmless against any loss, claim, expense or liability (including attorneys’ fees and costs) with respect to any such commissions or brokerage fees claimed with respect thereto.

Addendum 1, Page 1

Addendum 2
Option to Extend

This Option to Extend Addendum (the “Addendum”) is incorporated as part of that certain Lease dated for reference purposes as of October    , 2006, by and between FSP Montague Business Center Corp., a Delaware corporation (“Landlord”) and Techwell, Inc., a California corporation (“Tenant”) for the leasing of certain premises located in the Montague Business Center at 408 East Plumeria Drive, San Jose, California (the “Premises”).  Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1.             Grant of Extension Option.  Subject to the provisions, limitations and conditions set forth in Paragraph 5 below, Tenant shall have an option (“Option”) to extend the initial term of the Lease for two (2) additional, consecutive periods of three (3) years each (as to each, an “Extended Term”).

2.             Tenant’s Option Notice.  Tenant shall have the right to deliver written notice to Landlord of its intent to exercise an Option (the “Option Notice”).  If Landlord does not receive an Option Notice from Tenant on a date which is neither more than nine (9) months nor less than six (6) months prior to the end of the initial term of the Lease or the then current Extended Term, all rights under this Addendum shall automatically terminate and shall be of no further force or effect.  Upon the proper exercise of an Option, subject to the provisions, limitations and conditions set forth in Paragraph 5 below, the term of the Lease shall be extended for the applicable Extended Term.

3.             Establishing the Initial Monthly Base Rent for the Extended Term.  The initial monthly Base Rent for the Extended Term shall be equal to the then Fair Market Rental Rate, as hereinafter defined.  As used herein, the “Fair Market Rental Rate” payable by Tenant for an Extended Term shall mean the Base Rent for the highest and best use for comparable space at which non-equity tenants, as of the commencement of the lease term for such Extended Term, will be leasing non-sublease, non-equity, unencumbered space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building and in other comparable buildings in the vicinity of the Building, taking into consideration all out-of-pocket concessions generally being granted at such time for such comparable space, including the condition and value of existing tenant improvements in the Premises.  The Fair Market Rental Rate shall include the periodic rental increases that would be included for space leased for the period of the Extended Term.

If Landlord and Tenant are unable to agree on the Fair Market Rental Rate for an Extended Term within ten (10) days of receipt by Landlord of an Option Notice, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and impartial commercial real estate broker (hereinafter “broker”) with at least five (5) years’ full-time commercial real estate brokerage experience in the geographical area of the Premises to set the Fair Market Rental Rate for such Extended Term.  If either Landlord or Tenant does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the Fair Market Rental Rate for such Extended Term.  If two (2) brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Market Rental Rate.  In addition, if either of the first two (2) brokers fails to submit their opinion of the Fair Market Rental Rate within the time frames set forth below, then the single Fair Market Rental Rate submitted shall automatically be the initial monthly Base Rent for the applicable Extended Term and shall be binding upon Landlord and Tenant.  If the two (2) brokers are unable to agree within ten (10) days after the second broker has been appointed, they shall attempt to select a third broker, meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the Fair Market Rental Rate.  If the two (2) brokers are unable to agree on the third broker, either Landlord or Tenant by giving ten (10) days’ written notice to the other party, can apply to the Presiding Judge of the Superior Court of the county in which the Premises is located for the selection of a third broker who meets the qualifications stated in this paragraph.  Landlord and Tenant each shall bear one-half (½) of the cost of appointing the third broker and of paying the third broker’s fee.  The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant.  Within fifteen (15) days after the selection of the third broker, the third broker shall select one of the two Fair Market Rental Rates submitted by the first two brokers as the Fair Market Rental Rate for the applicable Extended Term.  The determination of the Fair Market Rental Rate by the third broker shall be binding upon Landlord and Tenant.

In no event shall the monthly Base Rent at the commencement of any Extended Term, as determined pursuant to this Addendum, be less than the monthly Base Rent in effect immediately prior to the expiration of the term if such Extended Term did not commence.  Upon determination of the initial monthly Base Rent for an Extended Term pursuant to the terms outlined above, Landlord and Tenant shall immediately execute, at Landlord’s sole option, either the standard lease agreement then in use by Landlord, or an amendment to the Lease.  Such new lease agreement or amendment, as the case may be, shall set forth among other things, the initial monthly Base Rent for such Extended Term and the actual commencement date and expiration date of the Extended Term.  Tenant shall have no other right to further extend the term of the Lease under this Addendum unless Landlord and Tenant otherwise expressly agree in writing.

4.             Condition of Premises and Brokerage Commissions for the Extended Term.  If Tenant timely and properly exercises an Option, in strict accordance with the terms contained herein: (1) Tenant shall accept the Premises in its then “As-Is” condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises; and (2) neither Landlord nor Tenant will be responsible for any brokerage commissions or finder’s fees payable to any broker retained by the other party in connection with an Option, and Landlord and Tenant hereby agree to defend, indemnify and hold each other harmless against any loss, claim, expense or liability (including attorneys’ fees and costs) with respect to any such commissions or brokerage fees claimed with respect thereto.

5.             Limitations On, and Conditions To, Extension Option.  This Option is personal to Tenant or an Affiliate permitted pursuant to Section 14.7 of the Lease, and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease.  At Landlord’s option, all rights of Tenant under this Option shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (1) Tenant has been in Default at any time during the initial term of the Lease, or is in Default of any provision of the Lease on the date Landlord receives an Option Notice; and/or (2) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises except to an Affiliate permitted pursuant to Section 14.7 of the Lease; and/or (3) Tenant’s tangible net worth and net assets, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), is insufficient at the time an Option Notice is delivered to Landlord to meet the obligations of Tenant under this Lease, as reasonably determined by Landlord; and/or (4) Tenant has failed to exercise properly an Option in a timely manner in strict accordance with the provisions of this Addendum; and/or (5) Tenant or an Affiliate permitted pursuant to Section 14.7 of the Lease no longer has possession of all or any part of the Premises under the Lease, or if the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease.

6.             Time is of the Essence.  Time is of the essence with respect to each and every time period set forth in this Addendum.

Addendum 2, Page 1